As filed with the Securities and Exchange Commission on December 20, 2021

Registration No. 333-236371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 3

TO

FORM S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHA INVESTMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	6162	90-0998139
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 East Campus View Blvd., Suite 200
Columbus, OH 43235
(305) 704-3294

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Todd C. Buxton
Chief Executive Officer
200 East Campus View Blvd., Suite 200
Columbus, OH 43235
(305) 704-3294

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq. Gutiérrez Bergman Boulris, PLLC 901 Ponce De Leon Blvd., Suite 303 Coral Gables, FL 33134 (305) 358-5100	Sara L. Terheggen, Esq. The NBD Group, Inc. 350 N. Glendale Avenue, Suite B-522 Glendale, CA 91206 (310) 890-0110

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company," and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF ADDITIONAL REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, $0.0001 par value	$11,500,000	$1,066.05
Representative’s warrants to purchase common stock(4)	—	—
Common stock, $0.0001 par value $0.0001 underlying Representative’s Warrants(5)	700,000	64.89
TOTAL	$12,200,000	$1,130.94	(6)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the shares of common stock registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of shares of common stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s shares of common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock underlying the representative’s warrant is equal to the aggregate exercise price of the representative’s warrant or $700 (7% of $10,000,000).

(6)	Of which $627.33 has heretofore been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 20, 2021

2,000,000 Shares

Common Stock

We are offering 2,000,000 shares of our common stock, $.0001 par value per share (“Shares”) (the “Offering”). Our common stock is currently quoted on the OTCPink tier of the over-the-counter market (“OTCPink”) operated by OTC Markets Group, Inc., under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares. We have applied to list our common stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ALPC”. We believe that upon completion of this Offering, we will meet the standards for listing on the Nasdaq. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq; however, we will not complete this Offering unless we are so listed. We expect the offering price of our common stock in this Offering will be $5.00 per Share.

Omega Capital Finance Corporation (“Omega”), our principal stockholder, will control between 82.3 % and 81.9 % of the combined voting power of our capital stock upon completion of this Offering, and we are therefore a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and in the documents incorporated by reference into this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.00	$10,000,000
Underwriting discounts and commissions (1)	$0.35	$700,000
Proceeds to us, before expenses (2)		$9,300,000

(1)	In addition, we have agreed to issue to the representative of the underwriters (the “Representative”) warrants to purchase 7.0% of the total number of shares of common stock sold in this offering and to provide the Representative a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering from investors sourced by the underwriters. See “Underwriting” on page 38 of this prospectus for additional information.

(2)	Does not include proceeds from the exercise of the Representative’s warrants in cash, if any.

We have granted the Representative an option to purchase from us, at the public offering price, up to 300,000 additional Shares, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the Representative exercises the option in full, the total underwriting discounts and commissions will be $805,000, and the total net proceeds to us, before expenses, will be $10,695,000.

The underwriters expect to deliver the shares of common stock to the purchasers on or about                   , 2022 .

Boustead Securities

The date of this prospectus is                      , 2022

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INDUSTRY AND MARKET DATA

We use market data and industry forecasts throughout this prospectus and, in particular, in the section entitled “Business.” Unless otherwise indicated, statements in this prospectus concerning our industry and the markets in which we operate, including our general expectations, competitive position, business opportunity and market size, growth and share, are based on information obtained from industry publications, government publications and third party forecasts, primarily the 2021 U.S. Real Estate Market Outlook report, prepared and made publicly available by CBRE Group, Inc. (“CBRE”). There can be no assurance that any of the projections will be achieved. We believe that the surveys and market research performed by others are reliable, but we have not independently verified this information. Accordingly, the accuracy and completeness of the information are not guaranteed.

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PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus.  It does not contain all the information you should consider before making a decision to purchase our Shares offered hereby.  You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Alpha Investment,” “ALPC,” “the Company,” “we,” “our” and “us” refers to Alpha Investment Inc. and its subsidiaries.

Overview

We intend to provide capital directly to borrowers seeking financing for commercial real estate properties either for refinancing or acquisitions. These loans will encompass originating performing commercial first mortgage loans, subordinate financings, and other commercial real estate-related debt. Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act of 1940, as amended. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets.

We expect to offer financing across a broad-spectrum of asset backed and commercial real asset type collateral of any property type such as office, retail, industrial, multi-family, and hospitality. The Company will coordinate its lending initiatives with outside commercial real estate loan brokers, which have access to commercial real estate owners seeking financing or refinancing opportunities, and with loan origination firms that have borrowers seeking loans. We believe that this will enable ALPC to broaden its access to new borrowers and to develop and implement financing solutions for these other lenders, mortgage bankers, borrowers, and owners. In the event the Company uses third party loan origination services and underwriters, the Company will cover these costs in accordance with industry standard practices. In addition, the Company from time to time will also engage in participating equity financing within strategic opportunistic projects and businesses that could bring added value to shareholders.

The Company expects to require substantial capital to fully fund and implement its operations. The Company plans to raise such capital through the Offering covered hereby, from alternative offerings of debt or other securities or through joint venture partnerships. There can be no assurance that the Company can successfully raise such capital or consummate alternative offerings of its debt or other securities or joint venture partnerships on favorable terms or otherwise. If such efforts are not successful, then we may be unable to honor funding commitments or be forced to curtail our operations or consider other strategic alternatives.

Investment Strategy

To identify attractive lending opportunities, the Company expects to continue to deploy its capital through the origination of commercial mortgage loans, subordinate financings and other commercial real-estate related debt investments at attractive risk-adjusted yields. The Company targets lending opportunities that are secured by commercial real estate. The Company’s underwriting includes a focus on stressed in-place cash flows, debt yields, debt service coverage ratios, loan-to-value ratios, property quality and market and sub-market dynamics.

Potential Effects of the COVID-19 Pandemic on our Business

Commercial mortgage lending may be subject to volatility during the ongoing COVID-19 pandemic and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; pandemics; natural disasters and other acts of god. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses. Market volatility has been particularly heightened due to the COVID-19 global pandemic. COVID-19 has disrupted economic activities and could have a continued significant adverse effect on economic and market conditions including limited lending from financial institutions, depressed asset values, and limited market liquidity. At the present time, we are unable to estimate the potential adverse effect which the pandemic may have on our business, operations and financial condition.

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Corporate History

We were incorporated in the State of Delaware on February 22, 2013, to develop, create, manufacture and market toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega purchased 35,550,000 outstanding shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000. The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders. Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and in connection therewith, Mr. Hargrave resigned as our sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director (Dr. Fussell stepped down from those positions in April 2020) and Todd C. Buxton, Omega’s then Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to shift the Company’s business focus to real estate lending, which they believed offered better opportunities for shareholder growth. In connection therewith, on March 30, 2017, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State changing our name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect our new business plan.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

Capital Restructuring

In order to provide the Company with the capital structure needed to complete this Offering, in 2021 the Company implemented a capital restructuring pursuant to which:

·	Omega Commercial Finance Corporation (“Omega”), our principal stockholder, exchanged 31,070,000 shares of our common stock held by it for 100,000 shares of a newly designated Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”); and

·	Holders of an additional 1,965,000 shares of our common stock contributed such shares to the capital of the Company.

Each share of Series AA Preferred Stock is convertible at the option of the holder into ten (10) shares of the Company’s common stock for an aggregate of 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. The Series AA Preferred Stock has a liquidation preference of $1.00 per share and is entitled to share ratably in dividends declared on the Company’s common stock on an “as converted” basis.

Each share of Series AA Preferred Stock is entitled to 450 votes on each matter presented to stockholders (subject to adjustment for stock splits, stock dividends and similar transactions). Shares of Series AA Preferred Stock vote together shares of our common stock as a single class, except as required by Delaware law. Accordingly, Omega, as the holder of the Series AA Preferred Stock and 1,278,139 shares, will control between 82.3% and 91.9% of the combined voting power of our capital stock upon completion of this Offering and therefore will control the Company’s affairs following the consummation of this Offering. Moreover, we will be deemed to be a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Corporate Information

Our executive offices are located at 200 East Campus View Blvd., Suite 200, Columbus, OH and our telephone number is (305) 704-3294. Our website is www.alphainvestmentinc.com. Information contained in our website shall not be deemed incorporated into this prospectus.

Controlled Company

As long as Omega, our principal stockholder holds at least 50% of the voting power of our capital stock, we will be a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. For so long as we are a “controlled company” under that definition, we are permitted however to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

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●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. (See “Risk Factors – Risks Related to Our Shares, Our Corporate Structure and this Offering – As a “controlled company” under Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.”)

The Offering

Issuer:	Alpha Investment Inc., a Delaware corporation.

Shares offered in the Offering:	2,000,000 Shares.

Shares to be outstanding immediately after completion of the Offering:	11,724,401 Shares(1).

Estimated Offering Price:	$5.00 per Share.

Total Offering:	A maximum of $ 10,000,000 .

Over-allotment option:	We have granted the Representative a 45-day option to purchase up to 300,000 additional Shares from us at the public offering price, less underwriting discounts and commissions.

Underwriting:	The Shares in the Offering are being offered and sold in a public offering on a firm commitment basis, which means the underwriters are obligated to take and pay for all the shares offered by this prospectus if any such shares are taken contingent upon the passing upon of certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the Shares is also conditioned upon our receiving approval to list the shares of common stock on Nasdaq. The Representative is not required to take or pay for the shares covered by the over-allotment option to purchase additional shares of common stock.

Dividend Policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Use of Proceeds:	We estimate the net proceeds to us from the Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us (based on an assumed offering price of $5.00 per Share), will be approximately $8,767,000, or $10,147,000 if the Representative exercises the over-allotment option in full. We intend to use the net proceeds from the sale of the Shares in the Offering to support our core business operations in the commercial real estate lending sector involving the funding of senior debt and mezzanine financings for income producing properties and commercial construction loans as needed. We may also use a portion of the net proceeds of the Offering to participate on an equity basis in strategic opportunities, projects and businesses, which management believes have the potential of bringing added value to our stockholders. In addition, a portion of the net proceeds of this Offering will be used for working capital and other general corporate purposes.

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OTCPink symbol	“ALPC”

Proposed Nasdaq Symbol:	We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “ALPC”. No assurance can be given that such listing will be approved or that a trading market will develop for our common stock.

(1)	Does not include (a) 1,375,000 Shares reserved for issuance under our 2017 Stock Incentive Plan (the “Incentive Plan”); (b) 1,075.668 Shares issuable upon conversion of (i) 36,667 shares of outstanding Series 2018 Preferred Stock; (ii) 1,167 shares of outstanding Series A Convertible Preferred Stock; and (iii) 100,000 shares of Series AA Preferred Stock; and (c) 520,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock.

Risk Factors:	You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page __ and all other information set forth in this prospectus before investing in our Shares.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

Statement of Operations Data:	Nine Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,	Year Ended December 31,
	2021	2020	2020	2019
	(unaudited)	(unaudited)
Net Investment Income	$21,579	$28,315	$16,688	$90,115
General and Administrative Expenses	$288,917	$603,526	$1,072,921	$1,480,921
Other Income	$20,927	$-0-	$-0-	$316,774
Interest Expense	$(13,126)	$(9,237)	$(12,983)	$(623,213)
Net Loss Attributable to Common Stockholders	$(304,203)	$(605,080)	$(1,130,947)	$(1,697,245)

Balance Sheet Data	As of September 30,	As of December 31,
	2021	2020
	(unaudited)
Cash	$6,745	$11,624
Loans receivable, net of discounts	493,794	486,924
Interest receivable	166,882	116,743

Furniture and Fixtures, net	395	652
Total Assets	$1,369,775	$1,353,312

Current Liabilities	$887,183	$691,467
Total Liabilities	$887,183	$712,394
Temporary Equity	$404,488	$386,722
Total Stockholders’ Equity	$78,104	$254,196
Total Liabilities and Stockholders’ Equity	$1,369,775	$1,353,312

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RISK FACTORS

An investment in our Shares involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, including information in the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

Alpha Investment was incorporated on February 22, 2013 under the name GoGo Baby, Inc. to develop, create, manufacture and market toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement such business plan. The Company only shifted its business focus to commercial estate and other asset-based lending activities upon completion of the Control Share Sale on March 17, 2017. To date, the Company has realized only minimal revenues therefrom and has no operating history in its present line of business upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the implementation of our new business plan. Further, we cannot guarantee that we will be successful in realizing revenues from our new line of business or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Shares you purchase.

We have a history of losses and have not achieved profitability.

As of the date of this prospectus, we have not yet achieved profitable operations, and we may never achieve profitability.

We need to raise substantial additional capital to fund our existing loan commitments and any future loans we may agree to make.

We may not be able to raise such funds when needed and on acceptable terms. To the extent we sell equity or debt securities as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. Additional equity or debt financing or corporate collaboration may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will default on our outstanding loan obligations, be prevented from pursuing acquisition and commercialization efforts and our ability to generate revenues and achieve profitability will be substantially harmed.

The report from our independent registered public accounting firm in our consolidated financial statements for the year ended December 31, 2020 , contains an explanatory paragraph referencing our conclusion that substantial doubt exists as to our ability to continue as a “going concern.”

The Company’s present revenues are insufficient to meet operating expenses. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2021 , the Company has incurred cumulative net losses of $ 5,454,879 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The COVID-19 pandemic may adversely affect our business.

Commercial mortgage lending may be subject to volatility during the ongoing COVID-19 and pandemic and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; pandemics; natural disasters and other acts of god. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses. Market volatility has been particularly heightened due to the COVID-19 global pandemic. COVID-19 has disrupted economic activities and could have a continued significant adverse effect on economic and market conditions including limited lending from financial institutions, depressed asset values, and limited market liquidity. At the present time, we are unable to estimate the potential adverse effect which the pandemic may have on our business, operations and financial condition.

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Any loans we make may be highly illiquid – we therefore may not be able to liquidate such investments in a timely manner.

Any loans we make may be highly illiquid with no established market, and there can be no assurance that we will be able to liquidate such investments in a timely manner. Although loans and other investments we seek to make may generate current income, the return of capital and the realization of gains, if any, from such investments generally will occur only upon the partial or complete realization or disposition of such loan or investment. If we are unable to liquidate an investment when we desire, we may be unable to make additional loans without raising additional capital.

Loans made by us may become uncollectible and large amounts of uncollectible debt may materially affect our performance.

The loans made by us may be highly illiquid and involve substantial risks. Many, and possibly all, of the loans will not be personally guaranteed. We will attempt to use information to help eliminate uncollectible debt resulting from bankruptcy, but no assurance can be made that we will be able to do so. If our debt portfolio contains a large portion of uncollectible debt, our performance may be negatively affected. In addition, if any borrower defaults on a loan, we may be required to expend monies in connection with foreclosure proceedings and other remedial actions which could adversely affect our performance. Certain loans may be affected negatively by economic, political, interest rate and other risks, any of which could result in an adverse change in the value of the asset that is used as collateral for the loan.

The real estate loans we originate or acquire may be dependent on the ability of the property owner to generate net income from operating the property, which may result in the inability of such property owner to repay a loan, as well as the risk of foreclosure.

The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in national, regional or local economic conditions or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

•	acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of interest and principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure can be an expensive and lengthy process and foreclosing on certain properties where we directly hold the mortgage loan and the borrower’s default under the mortgage loan is continuing could result in actions that could be costly to our operations, in addition to having a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

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We intend to use leverage as part of our investment strategy which may substantially increase our risk of loss.

We have anticipated that certain loans will be originated or purchased using leverage available to us, thus increasing both our return on equity as well as risk. Although the use of leverage as part of our investment strategy may enhance returns and increase the number of investments that can be made, it may also substantially increase our risk of loss. If we are unable to obtain loans at a rate lower than the rate on the loans we make, we will be unable to implement our investment strategy.

Our investment strategy is dependent upon servicers to originate and administer loans; failure of our servicers to originate loans in sufficient quantity and quality may cause us to fail to effectively implement our investment strategy.

While we have the ultimate determination over loan originations, we will depend upon servicers (i.e., third-party firms that specialize in this area) to service and administer loans in our portfolio. Should such servicers fail to properly administer and service loans, including monitoring borrower’s compliance with the terms of the relevant loan documents, collecting and forwarding loan payments to us, and adequately pursuing and protecting our rights under the loan documents, any such failure could have a material adverse effect on our business, results of operations, financial condition and prospects.

In addition to servicers, we may retain mortgage brokers to introduce loans to us that satisfy our investment criteria and pay commissions to such mortgage brokers based on the value of such loans. Some of these mortgage brokers may be deemed to be affiliates of management. We believe that all commissions payable to such persons or other affiliates of management will be reasonable and consistent with industry standards.

We may appraise properties at a value that is materially different from the value ultimately realized.

We intend to make and value loans, in part, on the basis of information and data gathered from independent appraisal professionals. Although we expect to evaluate all such information and data and may seek independent corroboration when appropriate and reasonably available, we are not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information may not be available. It is possible that the appraised value of a property may differ materially from the actual value ultimately realized by us in the event we need to foreclose on such loan.

Our loan portfolio may be concentrated which could lead to increased risk.

It is possible that the portfolio of loans we make or any loan portfolio we may acquire will likely be concentrated in a limited number of loan investments. Thus, our stockholders may have limited diversification. In addition, if we make an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that we will be unable to successfully complete such a financing or sale. This could lead to increased risk as a result of having an unintended long-term investment and reduced diversification.

We intend to make collateralized real estate loans which will subject us to various risks associated with the real estate industry.

We intend to make loans collateralized by real estate. Therefore, an investment in us may be subject to certain risks associated with the real estate industry in general. These risks include, without limitation: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates. To the extent that our investments, or the assets underlying or collateralizing our investments, are concentrated geographically, by property type or in certain other respects, we may be subject to the foregoing risks to a greater extent.

If third parties default or enter bankruptcy, we could suffer losses.

We may engage in transactions in securities and financial instruments that involve counterparties. Under certain conditions, we could suffer losses if a counterparty to a transaction were to default or if the market for certain securities and/or financial instruments were to become illiquid. In addition, we could suffer losses if there were a default or bankruptcy by certain other third parties, including brokerage firms and banks with which we do business, or to which securities have been entrusted for custodial purposes.

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Purchases of investment securities could make us subject to the Investment Company Act.

As part of our business, we intend to purchase commercial mortgage-backed securities and other commercial real estate-related debt investments, as well as engage in various direct participation equity ownership opportunities. This could make us an investment company under the Investment Company Act of 1940. Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as the above-referenced commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets. In the event we were to do so, we could inadvertently be subject to the requirements of the Investment Company Act of 1940, which could be costly and harm our business and financial results.

We currently rely on our chief executive officer and the loss of his services could have an adverse effect on the Company.

Until we further build up our management infrastructure, our success depends in large part upon the services of our chief executive officer, Todd C. Buxton.  The loss of his services would currently have a material adverse effect on Alpha Investment. We are not party to an employment agreement with our CEO and do not anticipate having key man insurance in place on him in the foreseeable future.

If we are unable to attract and retain additional personnel in the commercial lending field, our ability to compete will be harmed.

Attracting and retaining qualified personnel in the commercial lending field will be critical to our success, and competition for qualified personnel is intense. We may not be able to attract and retain such personnel on acceptable terms given the competition for such personnel. The inability to attract and retain qualified personnel could harm our business and our ability to compete.

We will face significant competition and if we are unable to effectively compete, our business, results of operations, financial condition and prospects may be seriously harmed.

The commercial lending field is highly competitive and we will face significant competition from other lenders, including banks, insurance companies and other lenders similar to us, many of which have significantly longer operating histories and financial resources than we do. We believe that we will be able to effectively compete based on our ability to leverage the industry experience, platforms and resources of Omega and its affiliates. Our relationship with Omega will enable us to expedite and facilitate our ability to underwrite and structure complex financing transactions and enable us to develop and implement customized creative capital solutions for other lenders, mortgage bankers, borrowers, and owners. However, there can be no assurance we can successfully do so and if we are unable to effectively compete, our business, results of operations, financial condition and prospects may be seriously harmed.

Risks Related to the Company’s Relationship with its Directors, Officers and Principal Stockholder

The Company does not have a policy that expressly prohibits its directors, officers and principal stockholders or their respective affiliates from engaging in their own commercial real estate lines of credit and or in business activities common with those conducted by the Company.

The Company does not have a policy that expressly prohibits its directors, officers, independent directors, principal stockholders or their respective affiliates from engaging for their own account in business activities of the types conducted by the Company. The Company’s code of business conduct and ethics contains a conflict of interest policy that prohibits our directors and executive officers, or whoever provides services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company, provided, however, that when the Company adds independent directors to its board upon completion of this offering, any such conflict may be waived by a majority vote of independent directors. In the event the Company’s common stock is listed on the Nasdaq Stock Market, it will be required to comply with any additional Nasdaq rules and policies regarding affiliate transactions.

There are various conflicts of interest in the Company’s relationships involving its directors and officers, which could result in decisions that are not in the best interest of the Company’s stockholders. The ability of the directors and its officers and employees to engage in other business activities may reduce the time the director and officers spend managing the Company’s business.

The Company is subject to conflicts of interest arising out of its relationship with directors and officers. The Company has in the past and may in the future enter commercial real estate lines of credit with its directors and officers. The Company has invested in and may in the future invest in, or acquire, certain investments through CRE lines of credit with its directors and officers. In addition, our Chief Executive Officer formerly occupied a similar position with Omega, our principal stockholder. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to the Company as those that would have been obtained in an arm’s length transaction.

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The Company's business may be adversely affected if its reputation, the reputation of its directors, officers or principal stockholder or the reputation of counterparties with whom the Company associates, is harmed.

The Company may be harmed by reputational issues and adverse publicity associated with the Company, or its directors, officers or principal stockholder. We and our principal stockholder have relationships with certain individuals that cause our principal stockholder adverse publicity and we may be subject to the same adverse publicity. Issues could include real or perceived legal or regulatory violations or could be the result of a failure in performance, risk-management, governance, technology or operations, or claims related to employee misconduct, conflict of interests, ethical issues or failure to protect private information, among others. Similarly, market rumors and actual or perceived association with counterparties whose own reputation is under question could harm the Company's business. Such reputational issues may cause third-parties, such as borrowers or mortgage brokers to cease doing business with us, which could cause a material adverse effect on our business, financial condition and results of operations or cause the market price of our stock to be lower than it might otherwise be.

Risks Related to Our Status as a Public Company

We are and will continue to be subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

We are and after the date of this prospectus we will continue to be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  The costs charged by professionals for accounting and legal services in connection with these reports cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. Moreover, such costs are likely to further increase beginning in 2021, when we no longer qualify as an “emerging growth company.” The incurrence of such costs must be paid for from our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Shares, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public and we have identified material weaknesses in our internal controls and concluded that our internal controls are not effective.

We carried out an evaluation, under the supervision of our Chief Executive Officer of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer has concluded that our disclosure controls and procedures as of September 30, 2021, were not effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms because of a material weaknesses in the Company’s internal control over financial reporting.

The Company did not maintain effective controls to identify and maintain segregation of duties to support the identification, authorization, approval, accounting for, and the disclosure of related-party transactions and significant unusual transactions. Specifically, one individual, the CEO, initiates related-party transactions and non-routine transactions. This CEO also reviews, evaluates, and approves these same transactions.

The Company does not have accounting policies and procedures to specify the correct treatment for estimating the allowance for doubtful accounts and bad debt expense of loans receivable. Specifically, a supporting analysis is not prepared for estimating the allowance for loan losses and bad debt expense.

The Company’s board of directors does not demonstrate independence from management in exercising oversight of the development and performance of internal control over financial reporting. Specifically, there is no functioning audit committee or outside directors on the board of directors to exercise independent oversight over internal control over financial reporting.

There were no changes in our internal control over financial reporting as defined in Rule 13a-15(f) or 15d-15(f) under the Exchange Act that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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Risks Related to Our Shares, Our Corporate Structure and this Offering

You will experience immediate and substantial dilution and may experience additional dilution in the future.

If you purchase Shares in the Offering, you will incur immediate and substantial dilution of $4.96 per Share, representing the difference between the assumed initial public offering price of $5.00 per Share and our pro forma net tangible book value of $.04 per Share as of September 30, 2021, after giving effect to consummation of the Offering.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

The future issuance of equity or of debt securities that are convertible into equity will dilute our Share capital.

We will need to raise additional capital to execute our business plan. To the extent that additional capital is raised through the issuance of Shares or other securities convertible into Shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our common stock and impair our ability to raise capital through future offerings of Shares or equity securities. No prediction can be made as to the effect, if any, that future sales of common stock or the availability of common stock for future sales will have on the trading price of our common stock.

The ability of Omega, our principal stockholder, to effectively control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Omega, our principal stockholder, will own the Series AA Preferred Stock and 1,278,139 Shares upon completion of this Offering, affording it, approximately 82.3% of the combined voting power of our capital stock voting upon completion of this Offering, or approximately 81.9% if the underwriters exercise their over-allotment option in full. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring stockholder approval.  The interests of Omega may differ from the interests of other stockholders with respect to the issuance of Shares, business transactions with other companies, selection of other directors and other business decisions.  The minority stockholders have no way of overriding decisions made by Omega.  This level of control may also have an adverse impact on the market value of our Shares because Omega may institute or undertake transactions, policies or programs that result in losses and may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of Shares to significantly decrease our price per Share.

As a “controlled company” under the Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Rule 4350(c) of the Nasdaq Marketplace Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq rules and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

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Our Certificate of Incorporation and Bylaws provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and Bylaws provide for the indemnification of our officers and directors.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Because our management will have broad discretion over the use of the net proceeds from the sale of Shares in the Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds from the sale of the Shares in the Offering to support core business operations in the commercial real estate lending sector, strategic acquisition of cash flowing real estate companies and or commercial real estate holdings and notes, as well as to expand administrative and support staff, as needed and for working capital and other general corporate purposes. Therefore, our management will have broad discretion as to the use of the net proceeds from the Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

A liquid trading market for our Shares may not develop and be sustained.

Our Shares are quoted on the OTCPink tier of the over-the counter market operated by OTC Markets Group under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares. In addition, quotation of our securities on the OTCPink may limit the liquidity and price of our securities more than if our securities were quoted or listed on the OTCQX or OTCQB tiers of the over-the-counter market, the Nasdaq Stock Market or other national securities exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCPink tier of the over-the counter market. These factors may have an adverse impact on the trading and price of our common stock, if a liquid market develops and is sustained. We have applied to list our common stock on The Nasdaq Capital Market under the symbol “ALPC”. No assurance can be given that our application will be approved.

A liquid trading market for our Shares may never develop or be sustained following the Offering. If a liquid market for our common stock does not develop, or if developed, is not sustained, it may be difficult for you to sell Shares you purchase in the Offering without depressing the market price for the Shares or at all.

The market price for our common stock, assuming a liquid trading market develops and is sustained, may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our Share price. You may be unable to sell your Shares at or above your purchase price, which may result in substantial losses to you.

The market for our common stock, assuming a liquid trading market develops and is sustained may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our Share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our Share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of Shares by our stockholders may disproportionately influence the price of those Shares in either direction. The price for our Shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their Shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of Shares or the availability of common stock for sale at any time will have on the prevailing market price.

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If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock, assuming a liquid market develops and is sustained, will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Shares would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section titled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

The Shares in the Offering are being offered and sold on a “firm commitment” basis, which means the underwriters are obligated to take and pay for all the shares offered by this prospectus if any such shares are taken contingent upon the passing upon of certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the Shares is conditioned upon our receiving approval to list the shares of common stock on Nasdaq. The underwriters are not required to take or pay for the shares covered by the over-allotment option to purchase additional shares of common stock.

We estimate that net proceeds to us from the sale of our Shares in this Offering will be approximately $8,767,000 based on the assumed offering price of $5.00 per Share, or approximately $10,147,000, if the Representative exercises the over-allotment option in full, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Share would increase (decrease) the net proceeds to us from this offering by approximately$0.92.__ per Share, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the Shares in the Offering to support our core business operations in the commercial real estate lending sector involving the funding of senior debt and mezzanine financings for income producing properties and commercial construction loans as needed. We may also use a portion of the net proceeds of the Offering to participate on an equity basis in strategic opportunities, projects and businesses, which management believes have the potential of bringing added value to our stockholders. In addition, a portion of the net proceeds of this Offering will be used for working capital and other general corporate purposes.

The expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures depend on numerous factors, including lending and acquisition opportunities which arise, as well as the state of the markets we plan to operate in. Accordingly, our management will have broad discretion in the use of the net proceeds from the Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Shares.

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CAPITALIZATION

The following table sets forth our capitalization (a) as of September 30, 2021; and (b) as adjusted to reflect the receipt of the net proceeds of the Offering (based on an assumed offering price of $5.00 per Share).

	September 30, 2021
	Actual	Pro Forma As Adjusted
Total liabilities	$887,183	$887,183
Temporary Equity:
Series 2018 Convertible Preferred Stock ($0.0001 par value), net of discounts of $152,013 and $163,854, 100,000 shares authorized; 36,667 shares issued and outstanding (liquidation value: $500,000)	404,488	404,488
Stockholders' Equity:
Series A Convertible Preferred stock ($0.0001 par value); 100,000 shares authorized; 36,667 shares issued and outstanding, actual and as adjusted	17,505	17,505
Series AA Convertible Preferred stock ($0.0001 par value and $15.00 stated value), 100,000 shares authorized; 1,167 shares issued and outstanding, actual and as adjusted	10	10
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 9,724,401 shares issued and outstanding, 11,724,401 shares issued and outstanding, as adjusted	973	1,173
Additional paid-in capital	5,741,975	15,041,775
Accumulated deficit	(5,454,879)	(5,454,879)
Non-controlling interest	(227,480)	(227,480)
Total Equity	$78,104	$9,378,104
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,369,775	$10,669,775

You should read the table above, in conjunction with our financial statements and related notes and the sections titled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Capital Stock” appearing elsewhere in this prospectus.

Does not include (a) 1,375,000 Shares reserved for issuance under the Incentive Plan; (b) 1,075.668 Shares issuable upon conversion of (i) 36,667 shares of outstanding Series 2018 Preferred Stock; (ii) 1,167 shares of outstanding Series A Convertible Preferred Stock; and (iii) 100,000 shares of Series AA Preferred Stock; and (c) 520,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock.

DILUTION

If you invest in our Shares in this Offering, your interest will be diluted to the extent of the difference between the offering price per Share and the pro forma as adjusted net tangible book value per Share immediately after this Offering.

Our historical net tangible book value as of September 30, 2021 was $482,592 or $0.05 per share.

After giving effect to the receipt of the net proceeds of this Offering (based on an assumed offering price of $5.00 per Share, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been $9,249,592 or $0.79 per Share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.74 per Share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $4.21 per Share to new investors purchasing Shares in this Offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per Share after this Offering from the amount of cash that a new investor paid for a Share. The following table illustrates this dilution on a per Share basis:

Initial public offering price per Share	$5.00
Net tangible book value per Share as of September 30, 2021	$0.05
Increase in pro forma net tangible book value per Share attributable to new investors participating in the Offering	$0.74
Pro forma as adjusted net tangible book value per Share after the Offering	$0.79
Dilution of pro forma net tangible book value per Share to new investors	$4.21
Percentage of dilution of pro forma net tangible book value per Share to new investors	84.20%

The dilution information discussed above is illustrative only and may change based on the actual offering price and other terms of this Offering. Each $1.00 increase (decrease) in the assumed offering price of $5.00 per Share would increase (decrease) our pro forma as adjusted net tangible book value per Share after this Offering by $ 0.16 per Share and increase (decrease) the dilution to new investors by $(0.84) per Share, in each case assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of September 30, 2021 , the number of Shares purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of

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common stock and by new investors, at a public offering price of $5.00 per Share, before deducting estimated expenses of the Offering payable by us.

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE
	NUMBER	PERCENT	AMOUNT	PERCENT	PER SHARE
Existing stockholders	9,724,401	82.9%	$2,128,005	17.5%	$0.22
New investors	2,000,000	17.1%	$10,000,000	82.5%	$5.00
Total	11,724,401	100.0%	$12,128,005	100.0%

The foregoing discussion and tables are based on the number of Shares outstanding as of the date of this prospectus, but excluding (a) 1,375,000 Shares reserved for issuance under the Incentive Plan; (b) 1,075.668 Shares issuable upon conversion of (i) 36,667 shares of outstanding Series 2018 Preferred Stock; (ii) 1,167 shares of outstanding Series A Convertible Preferred Stock; and (iii) 100,000 shares of Series AA Preferred Stock; and (c) 520,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock.

Each $1.00 increase (decrease) in the assumed offering price of $5.00 per share would increase (decrease) the total consideration paid by new investors and total consideration paid by all stockholders by approximately $ 1,840,000 assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

If the Representative exercises the over-allotment option in full, the total number of Shares held by new investors will increase to 2,300,000 Shares, or 19.1% of the total number of shares outstanding following the closing of this Offering.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Shares are quoted on the OTCPink tier of the over-the-counter market operated by OTC Markets Group under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares. We have applied to list our Shares on The Nasdaq Capital Market under the symbol “ALPC”. No assurance can be given that our application will be approved. A liquid trading market for our Shares may never develop or be sustained following the Offering. If a liquid market for our common stock does not develop, or if developed, is not sustained, it may be difficult for you to sell Shares you purchase in the Offering without depressing the market price for the Shares or at all.

As of the date of this prospectus, we have 9,724,401 Shares issued and outstanding and approximately 450 holders of record of our common stock.

Transfer Agent

Signature Stock Transfer, LLC, Addison, Texas, is the transfer agent for our common stock.

Dividend Policy

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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BUSINESS

Overview

We intend to provide capital directly to borrowers seeking financing for commercial real estate properties either for refinancing or acquisitions. These loans will encompass originating performing commercial first mortgage loans, subordinate financings, and other commercial real estate-related debt. Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act of 1940, as amended. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets.

We expect to offer financing across a broad-spectrum of asset backed and commercial real asset type collateral property type such as office, retail, industrial, multi-family, and hospitality. The Company will coordinate its lending initiatives with outside commercial real estate loan brokers, which have access to commercial real estate owners seeking financing or refinancing opportunities, and with loan origination firms that have borrowers seeking loans. We believe that this will enable ALPC to broaden its access to new Borrowers and to develop and implement financing solutions for these other lenders, mortgage bankers, borrowers, and owners. In the event the Company uses third party loan origination services and underwriters, the Company will cover these costs in accordance with industry standard practices. In addition, the Company from time to time will also engage in participating equity financing within strategic opportunistic projects and businesses that could bring added value to shareholders.

The Company expects to require substantial capital to fully fund and implement its operations. The Company plans to raise such capital through the Offering covered hereby, from alternative offerings of debt or other securities or through joint venture partnerships. There can be no assurance that the Company can successfully raise such financing or consummate alternative offerings of its debt or other securities or joint venture partnerships on favorable terms or otherwise. If such efforts are not successful, then we may be unable to honor funding commitments or be forced to curtail our operations or consider other strategic alternatives.

Investment Strategy

To identify attractive lending opportunities, the Company expects to continue to deploy its capital through the origination of commercial mortgage loans, subordinate financings and other commercial real-estate related debt investments at attractive risk-adjusted yields. The Company targets lending opportunities that are secured by commercial real estate. The Company’s underwriting includes a focus on stressed in-place cash flows, debt yields, debt service coverage ratios, loan-to-value ratios, property quality and market and sub-market dynamics

Potential Effects of the COVID-19 Pandemic on our Business

Commercial mortgage lending may be subject to volatility during the ongoing COVID-19 and pandemic and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; pandemics; natural disasters and other acts of God . In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses. Market volatility has been particularly heightened due to the COVID-19 global pandemic. COVID-19 has disrupted economic activities and could have a continued significant adverse effect on economic and market conditions including limited lending from financial institutions, depressed asset values, and limited market liquidity. At the present time, we are unable to estimate the potential adverse effect which the pandemic may have on our business, operations and financial condition.

Corporate History

We were incorporated in the State of Delaware on February 22, 2013, to develop, create, manufacture and market toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega purchased 35,550,000 outstanding shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000. The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders. Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and in connection therewith, Mr. Hargrave resigned as our sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director (Dr. Fussell stepped down from those positions in April 2020) and Todd C. Buxton, Omega’s then Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

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In addition to the foregoing, new management elected to shift the Company’s business focus to real estate lending, which they believed offered better opportunities for shareholder growth. In connection therewith, on March 30, 2017, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State changing our name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect our new business plan.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

Capital Restructuring

In order to provide the Company with the capital structure needed to complete this Offering, in 2021 the Company implemented a capital restructuring pursuant to which:

• Omega Commercial Finance Corporation (“Omega”), our principal stockholder, exchanged 31,070,000 shares of our common stock held by it for 100,000 shares of a newly designated Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”); and

·	• Holders of an additional 1,965,000 shares of our common stock contributed such shares to the capital of the Company.

Each share of Series AA Preferred Stock is convertible at the option of the holder into ten (10) shares of the Company’s common stock for an aggregate of 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. The Series AA Preferred Stock has a liquidation preference of $1.00 per share and is entitled to share ratably in dividends declared on the Company’s common stock on an “as converted” basis.

Each share of Series AA Preferred Stock is entitled to 450 votes on each matter presented to stockholders (subject to adjustment for stock splits, stock dividends and similar transactions). Shares of Series AA Preferred Stock vote together shares of our common stock as a single class, except as required by Delaware law. Accordingly, Omega, as the holder of the Series AA Preferred Stock and 1,278,139 Shares, will control between 82.3 % and 91.9 % of the combined voting power of our capital stock upon completion of this Offering and therefore will control the Company’s affairs following the consummation of this Offering. Moreover, we will be deemed to be a “controlled company” as defined under Nasdaq Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Plan of Operations

Our core objective will be to achieve advantageous yields and consistent interest income on short to long term loans (“Loans”) covering all four lending categories such as prime, alt-A, bridge and hard money loans by:

●	furnishing capital to make Loans primarily to borrowers such as commercial real estate developers and speculators, business owners, landlords and owners of core assets when traditional financing is unavailable to such borrowers for acquisitions, refinancing of commercial property loans; and

●	making Loans directly to borrowers in the commercial real estate markets.

We plan to administer various financing programs with an emphasis on Loans secured by commercial real estate, such as office buildings, multi-family residences, shopping centers, industrial, and hotels. Loans may consist of senior debt loans, mezzanine or subordinated loans, preferred equity and other equity participation financing structures.

We intend to follow a “conservative lending” profile for our Loans.  Our strategy is to seek low leveraged first lien senior debt mortgage loans and high debt service structured financing programs, as opposed to riskier, less secure, mezzanine or equity positions.

Business Objectives and Strategy

Our core business objective is to achieve advantageous and consistent rates of return from short to long term Loans to borrowers when traditional financing is unavailable to such borrowers for acquisitions, refinancing of commercial property loans and other asset backed transactions. We plan to focus on various alternative commercial real estate financings with an emphasis on Loans secured by commercial real estate and also seek to invest in financing of core real estate assets that include office buildings, multi-family residences, shopping centers, and hospitality, plus ground up entitled land developments. The Loans may consist of senior debt loans, mezzanine or subordinated loans, preferred equity and other equity participation financing structures. We intend to follow a “conservative lending” profile for the Loans we fund, which means low loan to value and high debt service cover ratios. Our strategy is to seek Loans that are first lien, senior debt mortgage loans and specialty financing programs, as opposed to riskier, yet much more profitable, and less secure mezzanine or equity positions.

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Use of Loan Servicers

In carrying out our business strategy, we will likely utilize third-party firms that specialize in Loan origination and servicing (“Servicers”).  We intend to perform due diligence on each Servicer which we, directly or indirectly, plan to use in the origination and servicing of Loans, in order to evaluate the firm’s experience and expertise in originating and servicing Loans that satisfy our lending and investment criteria.

Use of Other Third-Party Service Providers

We will utilize other third parties to provide various ancillary services to us, such as real estate evaluation and land feasibility appraisal services, closing-legal and escrow title services.

Sale of Participations; Co-Investments and Participations

In the discretion of management, we may sell participation rights in the Loans we originate to other entities.

We may from time to time co-invest and or syndicate participation interest in loans as the administrative agent or buying a participation interest. We plan to only employ this strategy with seasoned well-established organizations in the commercial real estate (“CRE”) lending industry such as private trusts, real estate financing institutions, mutual funds, pension funds, investment houses, or hedge fund of funds.  We believe that this will afford the Company with an additional opportunity to participate in well-structured transactions with organizations with proven track records involving originating, underwriting, and servicing.

The Commercial Real Estate Lending Product

Operationally, management believes the market for commercial mortgage loans will offer opportunities for the deployment of capital we raise.  The CRE markets have suffered greatly in recent years beginning with the 2008 U.S. financial market crisis, which resulted in a steep and prolonged recession. However, as the lending markets have steadily recovered along with market leaders such as large banks Wells Fargo, JP Morgan Chase, Bank of America and Capital One, we believe the CRE lending landscape has now stabilized in select Centralized Business Districts known as “CBD’s” and afford extremely attractive opportunities for deploying capital. Thus, we will focus on positioning the Company to seize this opportunity within this market.  We believe that our proposed business model is comparable to that currently being used by some of the top-level commercial real estate lender industry professionals. However, to compete and succeed within this industry, we plan to develop a proprietary pricing and lending model for the commercial real estate finance debt and equity markets.  If we are able to do so, as to which no assurance can be given, we believe that we will have a strategic advantage to compete in the market.

The Commercial Real Estate Market Forecast 2021 *

National

•	Those hoping a post-pandemic economy will swiftly return to conditions prevailing in late 2019 are going to be disappointed.
•	Real GDP is still $670 billion off the pre-COVID peak. A return to the prior real GDP peak is projected in the first quarter of 2022 at the earliest, or second quarter 2023 at the latest.
•	The jobs recovery to prior peak is September 2024, at best, and October 2026, at worst.
•	Cap rates for real estate and commercial property mortgage rates have remained stable. With commercial property transactions down 50 percent, year over year, risk-adjusted returns are high and will remain that way into 2021.
•	Interest rates are anticipated to remain low through 2023, or even 2024.
•	Monetary policy will keep the sluice gates of capital wide open, bringing an optimistic air to private sector capital markets both on the equity and the debt side.
•	Coronavirus disruption is creating innovation opportunities across a swath of industries: technology, communications, pharmaceuticals, health services, and even retailing and financial services.

Office:

•	The roughly five billion-square-foot U.S. office market has been directly in the crosshairs of the coronavirus pandemic and no part of the country—urban or rural—has proved immune.
•	According to Integra’s market survey, quantifiable comparisons across regions and property classes indicate the market is sorting itself out in a ‘flight to quality’ rather than ‘a flight to cost-advantage.’
•	The pandemic disruption has shrunk transactions so steeply that office investors should be cautious about drawing firm conclusions at this point.

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•	From the point of view of property operations, the East and West regions are sustaining the highest market rents and strongest occupancy levels.
•	The pattern of the future may require a transformative change in the physical, operational, and financial aspects of the office markets, rather than a comforting return to normalcy.

Multifamily:

•	Most of the nation’s largest and most visible multifamily markets are those mired in recession: New York, Boston, Chicago, Miami, Houston, Seattle, and Portland, among them.
•	There appears to be an intriguing disconnect between the elements that renters themselves and investors are prioritizing in the stress test that is this pandemic. For while market cycle indicators seem to reflect advantage accruing to the least expensive rental markets, the cap rate data show preference for urban properties over suburban assets, and Class A over Class B apartments – and this is true across regions, as well as being consistent in the discount rate and reversion rate pricing metrics.

Retail:

•	The rise of e-commerce has been accelerated by the pandemic, and it is questionable whether consumer habits will return to in-store shopping once the public health emergency is past.
•	It is no surprise that more than half of the retail markets evaluated in IRR’s annual Market Cycle survey are rated as being ‘in recession.’
•	Declining market rents are the norm today.
•	At some point around mid-2021, the economy will be decisively putting the public health crisis behind it, and a more familiar pattern of consumer behavior will restore to physical retail properties some of the market share that has been captured, by default, in e-commerce.

Industrial:

•	As U.S. employment dropped during the pandemic, the warehouse and storage sector saw a net increase of 46,000 jobs, or 3.8 percent. As in so many ways, Amazon has set the pace both in jobs and in industrial property use.
•	One of the key lessons of the coronavirus crisis has been the need to re-think supply chain management with businesses supplementing traditional, ‘just-in-time’ strategies, meant to minimize costs, with ‘just-in-case’ measures.
•	Fully 80 percent of the industrial markets are deemed in recovery or in expansion in this year’s IRR survey of cyclical conditions.
•	A combination of solid performance in 2020 and reasonably anticipated economic improvement later in 2021 should bring buyers off the sidelines relatively soon.

Hospitality:

•	The lodging market has been devastated by the pandemic. IRR does not anticipate a return to pre-pandemic metrics until early 2024 due to decreased demand.

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•	The top markets for occupancy include Phoenix, Atlanta, Norfolk/VA Beach, Los Angeles/Long Beach, San Diego, and Tampa/St. Petersburg. The hardest hit states were Hawaii (-65.2 percent), followed by Illinois, Massachusetts, New York (-49.1 percent), California, and Florida.
•	Operators are placing emphasis on sanitation/cleaning protocols, increased customer service, and digital check-ins. Due to limited capacities, daily operations are changing, and operators are looking for alternative sources of guests, as they re-purpose under-utilized spaces.
•	Sellers are finding new, non-traditional buyer pools, as cities and counties are purchasing underperforming hotels for transitional and low-income housing requirements.
•	As the U.S. exits the current pandemic, major mergers and acquisitions activity is anticipated among the ‘Big 6’ hotel companies.

Healthcare and Senior Housing Specialty Property Report:

•	Cash flows at many properties have been disrupted by reduced occupancy, higher operating expenses, possible lowering of rent caused by changes in short-term demand, and additional risk premiums applied to the capitalization processes. Lower interest rates are an offsetting force.
•	While the pandemic caused a net reduction in occupied units, slowed move-ins and accelerated move-outs, senior housing continued to grow in 2021.

•	Healthcare is performing better than retail and hospitality, but valuations have declined more than residential and industrial.
•	Nursing Home occupancy has been declining for years.
•	Industry consolidation via mergers and acquisitions remains an ongoing trend in the hospital industry.

* According to Integra Reality Resources 2021 Viewpoint Report

Loan Production Strategy

We have access to a database of top commercial real estate mortgage bankers nationwide through organizations such as Strategic Alliance Mortgage, LLC (“SAM”), which is a company comprised of the top independently owned commercial real estate mortgage banking firms located throughout the United States. Through SAM, firms utilizes their shared national knowledge to execute superior capital market solutions for developers, commercial real estate investors, investment management firms, asset management firms, real estate investment trusts and private real estate equity firms with the goal of utilizing their production networks. We have focused on firms that have experienced loan origination back office staff to ensure our CRE Loan services will be appropriately and professionally marketed. Also, management has a proprietary database of 50 to 100 mortgage bankers to market their CRE Loan products to and generate Loan production internally for consistent deal flow. In addition, we believe that as our operations expand, we always have the opportunity to establish and retain an in-house sales team.

Competition

A number of much larger proven commercial real estate lenders such as JP Morgan Chase, Bank of America, Goldman, Apollo Commercial Real Estate, and RAIT currently have established operations with large balance sheets and back office staff. However, we are a non-banking institution and are not regulated like the larger banks or typical CMBS lenders in that we are not “pigeon-holed” into securitizing our assets. Rather, we elect to use these industry standards and underwriting characteristics to originate loans, to consequently mitigate liquidly-risk (i.e. recapitalization) with the ability to hold these loans on the un-tainted balance sheet in order to garner stable income to yield strong growth and market share. However, as most of these lenders have far longer operating histories and significantly larger financial resources than we do, there can be no assurance given that we can effectively compete.

Employees

We currently have no employees other than our executive officers. As noted above, we intend to rely on third parties retained by us for services in areas such as loan origination and production, credit analysis, underwriting, due diligence, and loan servicing. As our operations grow, we may elect to bring certain, if not all of these services in house.

Properties

Our principal executive offices are located at 200 East Campus View Blvd. Suite 200 Columbus, OH 43235, where we lease space from Omega, our principal stockholder, on a month to month basis at a monthly rent of $79.

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Legal Proceedings

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business, results of operations, financial condition and business prospects.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity, and certain other factors that may affect our future results.  The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  See “Forward-Looking Statements.”  Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors.

Results of Operations

Nine months ended September 30, 2021 as compared to nine months ended September 30, 2020

General

We have recognized income from related parties of approximately $7,000 for the three months ended September 30, 2021, compared to $9,000 for the same period in 2020, resulting from the amortization of loan origination fees received in the form of cash and notes receivable, offset by the amortization of loan costs incurred.  As of September 30, 2021, the Company had an accumulated deficit of approximately $5.5 million.

The following table provides selected consolidated balance sheet data as of September 30, 2021 and September 30, 2020.

Consolidated Balance Sheet Data:	September 30, 2021	September 30, 2020
Cash	$6,745	$47,056
Loan receivable and accrued interest receivable, net of discounts	$660,676	$585,506
Total assets	$1,369,775	$1,504,359
Current liabilities	$887,183	$339,872
Total liabilities	$887,183	$360,672
Temporary equity	$404,488	$380,800
Shareholders' equity	$78,104	$762,887

For the nine months ended September 30, 2021, we generated approximately $21,579 in net investment income, compared to $28,315 in 2020. Net investment income in 2021 resulted from interest income of $48,000, the amortization of loan origination fees of $330,000, offset by the amortization of loan costs of $78,000.   Net investment income in 2020 resulted from interest income of $39,000, the amortization of loan origination fees of $120,000, offset by the amortization of loan costs of $52,000.  We incurred $288,917 in operating expenses during the 2021 period, compared to $603,526 in 2020.

Year ended December 31, 2020 as compared to year ended December 31, 2019

We have recognized net losses from related parties of approximately $(12,002) for the year ended December 31, 2020, compared to income of $90,115 for the year ended December 31, 2019, resulting from the amortization of loan origination fees received in the form of a notes receivable and cash, offset by the amortization of loan costs incurred.  As of December 31, 2020, the Company had an accumulated deficit of approximately $5,130,000.

The following table provides selected balance sheet data as of December 31, 2020 and December 31, 2019.

Consolidated Balance Sheet Data:	December 31, 2020	December 31, 2019
Cash	$11,624	$91,693
Restricted cash	$—	$2,509,186
Loans Receivable – related parties, net of discounts	$737,389	$883,554
Loans Receivable, net of discounts	$486,924	$480,809
Total assets	$1,353,312	$4,030,455
Current liabilities	$691,467	$137,320
Total liabilities	$712,394	$137,320
Temporary equity	$386,722	$2,863,034
Stockholders' equity	$254,196	$1,030,101

For the year ended December 31, 2020, we generated approximately $16,688 in net investment income, compared to net investment income of $90,000 in 2019. Net investment income in 2020 resulted from interest income of $46,000, the amortization of loan origination fees of $96,000, offset by the amortization of loan costs of $103,000.   Net investment income in 2019 resulted from interest income of $91,000, the amortization of loan origination fees of $127,000, offset by the amortization of loan costs of $28,000.

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We incurred $1,081,095 in operating expenses during the 2020 period, compared to $1,480,921 in 2019, reflecting our decreased level of operations. In 2020, the Company recognized approximately $44,000 of interest, primarily from the Partners South note payable. Interest expense for year ended December 31, 2020 was $12,983, approximately $9,000 resulting from the redemption of common stock presented in temporary equity and the release of escrow, and $3,000 relate to the related party note issued in October 2000. Interest expense for year ended December 31, 2019, was $623,000 resulted from the Jersey Walk Mortgage which was derecognized upon the rescission of the Jersey Walk acquisition in June 2019, and a gain on deconsolidation of $316,744 was recognized.

Liquidity and Capital Resources

During the nine months ended September 30, 2021, Omega, the principal stockholder of the Company, made additional capital contributions to the Company of $191,211. In 2020, $2.5 million was released from escrow and paid to an investor for redemption of common stock, Omega made cash contributions of $425,000, and the Company received $20,800 from a payroll protection loan

The Company expects to require substantial capital to fully fund and implement its operations. The Company plans to raise such capital through the Offering, from alternative offerings of debt or other securities or through joint venture partnerships. There can be no assurance that the Company can successfully complete its pending direct public offering or consummate alternative offerings of its debt or other securities or joint venture partnerships on favorable terms or otherwise. If such efforts are not successful, then we may be forced to curtail our operations or consider other strategic alternatives. Even if we are successful in raising additional financing, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute our current stockholders.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates included deferred revenue, costs incurred related to deferred revenue, the useful lives of property and equipment and the useful lives of intangible assets.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.  Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year.  In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies.  If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required.  Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.  For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each person who is a director, executive officer, or director nominee as of the date of this prospectus.

Name	Age	Positions and Offices to be Held

Todd C. Buxton	52	Chief Executive Officer and Vice Chairman
Jim McCubbin	57	Chief Financial Officer Nominee
Richard Bennion	77	Director Nominee
Mark Feanny, M.D.	47	Director Nominee
James William Proctor	68	Director Nominee

Both our current director and our director nominees bring to our board of directors executive leadership experience derived from their respective business experience. Each of them has demonstrated strong business acumen and an ability to exercise sound judgment and has a reputation for integrity, honesty and adherence to ethical standards. Set forth below is a brief description of the background and business experience of our directors, executive officers and director nominees.

Todd C. Buxton has served as the Company’s Chief Executive Officer and Vice Chairman since April 2017 and as Omega’s Chief Executive Officer from April 2015 to March 2017. Mr. Buxton carries out initiatives to significantly improve the company's strategic operational execution and integration of new and existing subsidiaries with a goal to accelerate profitability, shareholder value and growth for the company. This includes planning the overall strategic business direction and facilitating creative development business models for Omega specifically within the capacity of the Omega's M&A contractual negotiations and internal business contract facilitation for sales transactions, mergers and acquisitions, and capital markets growth strategies. Prior to serving as Omega’s Chief Executive Officer, from 2010 through 2015, Mr. Buxton served in the same capacity for Bentley-Addison Capital Finance, which directly brokered and advised companies as an intermediary for commercial real estate financing opportunities. Mr. Buxton has a strong foundation in the commercial real estate construction management industry and real estate developer/contracting business as well as the information technology field going back to 1992. In January 2011, Mr. Buxton filed a petition for relief under Chapter 7 of the United States Bankruptcy Code in the Southern District of Ohio. In March 2014, Mr. Buxton filed a motion to dismiss the case prior to discharge, which was granted in May 2014.

James McCubbin will join the Company as its Chief Financial Officer upon the effectiveness of the registration statement of which this prospectus forms a part. Since May 2018, Mr. McCubbin has been Chief Executive Officer of Marmac Corporate Advisors, LLC, a private consulting firm, with a focus on assisting development and early stage companies in achieving transformational success as they navigate the challenges of building and supporting growth. In such capacity Mr. McCubbin also provides chief financial officer services to development stage through mid-stage growth companies and assists companies with transitionary stage services augmented by other professional associates in quickly developing and deploying critical infrastructure. Prior to Marmac Corporate Advisors, LLC from February 1997 to May 2018, Mr. McCubbin privately consulted with early stage companies and served on various boards of directors and held chairmanships of audit, compensation, and nominating committees. From December 1998 to October 2018, Mr. McCubbin served as Executive Vice President, Chief Financial Officer, Secretary/Treasurer of WidePoint Corporation, a NYSE listed corporation, where he was an instrumental part of the executive management team in building and developing that company. Mr. McCubbin also served as a member of WidePoint Corporation board of directors from November 1998 until June 2016. From December 1997 to August 1998, Mr. McCubbin served as Vice President, Controller, Assistant Secretary and Treasurer of WidePoint Corporation. WidePoint Corporation is a leading provider of technology-based management solutions with an international focus in telecom management, mobile management, access management, and identity management. Prior to the commencement of his employment with WidePoint in November 1997, Mr. McCubbin held various financial management positions with several leading companies in the financial, healthcare and government sectors. Mr. McCubbin brings 30+ years’ experience working with a broad range of both public and private companies to Alpha Investment. He has a broad background in finance & capital raising activities, mergers and acquisitions, investor and corporate communications, board and committee development, internal controls and SEC regulatory compliance, along with strong organizational and corporate strategic development skill sets. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

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Richard Bennion will join the Company’s board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Bennion has over forty years’ worth of real estate experience in all major asset classes. He founded the first commercial real estate brokerage firm in Utah and soon went on to become a real estate developer. He also founded one of the first commercial property management firms. Both were eventually sold to national firms. An innovator in information technology, he was instrumental in developing early transaction and sales databases in Utah as well as ensuring interoperability of several local multiple listing services for residential brokerages. He has developed, acquired, sold, and repurposed all major asset classes: multi-family, single family residential, self-storage, retail, and office. He also has experience in sales and marketing for large master-planned multipurpose developments and transit-oriented developments. He is known as a creative problem-solver. His academic background is in civil engineering and is currently an Associate Broker for Advent Property Advisors.

Mark Feanny, M.D., will join the Company’s board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Dr. Feanny is a licensed physician trained in general and trauma surgery at the Michael E. DeBakey Department of Surgery in the Baylor College of Medicine within the Texas Medical Center in Houston. Nearly a decade ago, Dr. Feanny shifted his primary clinical focus to emergency medicine and in March 2010, founded America’s ER, a recently developed outpatient model providing community-based emergency room services typically only found in hospitals. To improve America’s ER’s competitive advantage in what has become one of the fastest growing sectors in healthcare, Dr. Feanny has taken this Free Standing Emergency Department (FSEDs”) model and improved it by combining the FSED with an urgent care facility, outpatient imaging and laboratory as well as a host of other primary care services, all in one location. His “hybrid” facility has captured the attention of the industry and has become the new standard in the FSED marketplace. Dr. Feanny and has served as America’s ER’s Chairman and Chief Executive Officer since founding the company in 2010. FSEDs are either privately owned or can be owned by large healthcare organizations and are located away from traditional hospital campuses. Prior to founding America’s ER, Dr. Feanny, in addition to practicing medicine, was involved in structuring and implementing a variety of physician joint ventured projects, has served as CMO, managing director for numerous corporate entities, has created his own real estate development firm and prior to America’s ER served as CEO of an FSED company founded by one of the original architects of the industry. Dr. Feanny received his M.D. at the University of Texas Medical School and holds a B.S. degree in Neuroscience and Psychology from Texas Christian University.

James William Proctor, will join the Company’s board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Proctor has been in the commercial real estate brokering and property management industry for over 30 years. Since 2008 Mr. Proctor is a real estate owner and investor, and partner in University Properties, Group, of which owns $210-milllion in student housing with a mixture of condominiums, duplexes, residential SFR's, and apartment complexes near and around the University of Indiana. Mr. Proctor has been responsible for implementation of numerous bank financing arrangements with his extensive capital markets experience related to joint ventures/partnerships, acquisition strategies, property valuations, and real estate sales using the appropriated cash flow analysis. He brings to the Company his executive experience in corporate finance and investment strategies within a real estate investment platform. Mr. Proctor holds a B.S. degree in Agriculture Economics from Purdue University in 1975.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death.  Executive officers serve at the pleasure of the board of directors.

Controlled Company

As long as Omega owns at least 50% of the combined voting power of our capital stock, we will be a “controlled company” as defined under NASDAQ Marketplace Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the “controlled company” exemptions afforded to a controlled company under the NASDAQ Marketplace Rules.

Board Committees and Independence

Subject to and effective upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors has established three standing committees, an audit committee, a compensation committee, and a nominating and corporate governance committee. Mr. Bennion, Dr. Feanny and Mr. Proctor will be the members of each of the committees. Our board of directors has determined that each of these three directors is “independent” within the meaning of the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market.

Our board of directors has determined that Mr. Proctor qualifies as an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and The Nasdaq Stock Market listing standards, based on his business, financial and management experience. At the time of the listing of our common stock and warrants for trading on The Nasdaq Capital Market, we will be required to certify to the Nasdaq Stock Market, that our audit committee has, and will continue to have, at least one member

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who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Audit Committee

The audit committee assists the Alpha Investment’s board of directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications and independence; and (iv) the performance of our Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

●	be responsible for the appointment, compensation, retention, termination, and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	review with the Company’s financial management on a period basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

●	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

●	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

●	monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Mr. Proctor will be the chairperson of the audit committee.

Compensation Committee

The compensation committee aids our board of directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

●	review periodically the Company’s philosophy regarding executive compensation to (a) ensure the attraction and retention of corporate officers; (b) ensure the motivation of corporate officers to achieve the Company’s business objectives, and (c) align the interests of key management with the long-term interests of our shareholders;

●	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of the Company;

●	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

●	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Dr. Feanny will be the chairperson of our compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee recommends to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition,

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procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company; and to oversee the evaluation of our board of directors and management.

Further, the nominating and corporate governance committee, to the extent it deems necessary or appropriate, among its several other responsibilities shall:

●	recommend to the board of directors and for approval by a majority of independent directors for election by shareholders or appointment by the board of directors as the case may be, pursuant to our bylaws and consistent with the board of directors’ criteria for selecting new directors;

●	review the suitability for continued service as a director of each member of the board of directors when his or her term expires or when he or she has a significant change in status;

●	review annually the composition of the board of directors and to review periodically the size of the board of directors;

●	make recommendations on the frequency and structure of board of directors’ meetings or any other aspect of procedures of the board of directors;

●	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

●	review annually committee assignments and chairmanships;

●	recommend the establishment of special committees as may be necessary or desirable from time to time; and

●	develop and review periodically corporate governance procedures and consider any other corporate governance issue.

Mr. Bennion will be the chairperson of the nominating and corporate governance committee.

Code of Ethics

We have adopted a Code of Ethics that applies to employees, including our principal executive officer, principal financial officer, or persons performing similar functions.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by or paid to our executive officers for 2020, 2019, and 2018.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Todd C. Buxton,	2020	0	0	0	0	0	0	0	0
CEO	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0
Timothy R. Fussell,	2020	0	0	0	0	0	0	0	0
President (1)	2019	0	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0	0

(1) Dr. Fussell stepped down as an executive officer and director of the Company in August 2020.

Employment Agreements

The Company is presently not party to an employment agreement with either of its executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2020 for our executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)

Todd C. Buxton, CEO	0	0	0	0	0	0	0	0	0
Timothy R. Fussell(1)	0	0	0	0	0	0	0	0	0

(1) Dr. Fussell stepped down as an executive officer and director of the Company in August 2020.

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Compensation of Directors Table

The table below summarizes all compensation paid for our last completed fiscal year to each of our directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Todd C. Buxton	0	0	0	0	0	0	0
Timothy R. Fussell(1)	0	0	0	0	0	0	0

(1) Dr. Fussell stepped down as an executive officer and director of the Company in August 2020.

Narrative Disclosure to the Director Compensation Table

We currently do not compensate our directors for their services as such. Upon completion of this Offering, we intend to establish a compensation plan for our “independent” directors consisting of stock option awards or a combination of cash and stock option awards, depending on our financial resources.

Incentive Plan

Our Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The Incentive Plan is administered by the board of directors.  5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. As of the date of this prospectus, we have granted restricted stock awards of 3,625,000 Shares to six consultants and 1,375,000 shares are available for issuance.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group.  Unless otherwise stated, the address of the persons set forth in the table is c/o the Company, 200 East Campus View Blvd., Suite 200, Columbus, OH 43235.

	Number of Shares	Percentage of Voting Power
Name of beneficial owner or identity of group	of Common Stock	Before Offering	After Offering(1)
Directors and executive officers:
Todd C. Buxton	0	0.0	0.0
All executive officers and directors as a group (one person)	0	0.0	0.0

Other 5% percent beneficial owners:
Omega Commercial Finance Corp.(2)	2,278,139	82.3%	81.9%

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)   Assumes the sale of all 2,000,000 Shares in the Offering.

(2)   Represents 1,278,139 Shares held by Omega and 1,000,000 Shares issuable upon conversion of the 100,000 shares of Series AA Preferred Stock held by Omega and the combined voting power of the foregoing shares. The persons deemed holding voting or dispositive control over the shares held by Omega are Jon S. Cummings IV, Chairman of Board, director and the majority shareholder of Omega, Mark Feanny, M.D., a director of Omega and a director nominee of the Company and Clarence Williams, a director of Omega.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Capital Contributions

During the nine months ended September 30, 2021 and 2020, Omega Commercial Finance Corp made a cash contributions to the company of $191,211 and $425,000.

For the years ended December 31, 2020 and 2019, Omega Commercial Finance Corp made a cash contributions to the company of $437,000 and $274,600.

Loans Receivable

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. On January 28, 2020, this loan was amended to reduce the loan amount to $657,500. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable. The fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of September 30, 2021 and December 31, 2020, the amount of $477,500 had been advanced on the loan. Origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date. During the nine months ended September 30, 2021 and 2020, the Company recognized $26,571 and $27,135, of the origination fees, which are carried at $102,942 and $129,513 as of September 30, 2021 and December 31, 2020. The Company also incurred loan issuance costs of $420,000, which were recorded as deferred issuance costs to be amortized as a reduction of interest income through the maturity date. During the nine months ended September 30, 2021 and 2020, the Company recognized $62,001 and $77,355, of the deferred issuance costs, which are carried at $77,229 and $139,230 as of September 30, 2021 and December 31, 2020. As of September 30, 2021 and December 31, 2020, the gross loan receivable balance is $657,500.

Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017, the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs. On November 2, 2019, this loan was amended to reduce the loan amount to $250,000. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable. The annual fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of September 30, 2021, and December 31, 2020, the gross loan receivable balance is $250,000. The Company has established a full reserve against this loan until such time as the loan is repaid.

Management Fee

The Company pays its parent company, Omega Commercial Finance Corp (“Omega”) management fees pursuant to a corporate governance management agreement executed on June 1, 2017. Omega is to provide services related to facilitating the introduction of potential investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year. The agreement remains in effect until cancelled by Omega. During each of the nine months ended September 30, 2021 and 2020, the company accrued management fees of $112,500. Total management fees of $262,500 and $150,000 remain unpaid as of September 30, 2021 and December 31, 2020.

Note Payable

On October 14, 2020, the Company issue a promissory note in the amount of $175,000 to Partners South, Holdings, LLC. The note bears interest at an annual rate of 10% and matured on December 15, 2020. As of September 30, 2021, the note is in default and due on demand.

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Review, Approval and Ratification of Related Party Transactions

The Company does not have a policy that expressly prohibits its directors, officers, independent directors, principal stockholders or their respective affiliates from engaging for their own account in business activities of the types conducted by the Company. The Company’s code of business conduct and ethics contains a conflict of interest policy that prohibits our directors and executive officers, or whoever provides services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company, provided, however, that when the Company adds independent directors to its board upon completion of this offering, any such conflict may be waived by a majority vote of independent directors. In the event the Company’s common stock is listed on the Nasdaq Stock Market, it will be required to comply with any additional Nasdaq rules and policies regarding affiliate transactions.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 and 20,000,000 shares of preferred stock, par value $0.0001.

Common Stock

As of the date of this prospectus, 9,724,401 shares of common stock are issued and outstanding.  The shares of common stock presently outstanding are, and the Shares being offered and sold in the Offering, when issued and paid for as contemplated herein, will be, fully paid and non-assessable.  Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.  In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.  The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

General

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series.  While our Certificate of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. As of the date of this prospectus, the Company has outstanding, 36,667 shares of Series 2018 Preferred Stock. 1,167 shares of Series A Convertible Preferred Stock and 100,000 shares of Series AA Preferred Stock.

Series 2018 Preferred Stock

The Series 2018 Preferred Stock was sold, together with warrants to purchase 520,000 Shares, in November 2017, to a single accredited investor in a private transaction for $360,000. The Series 2018 Preferred Stock does not have dividend or voting rights but is mandatorily redeemable at the option of the Company (unless converted as set forth below), on the tenth anniversary of issuance at a redemption price equal to stated value of $15.00 per share. Each share of Series 2018 Preferred Stock may, at the option of the holder, be converted at any time prior to redemption into two shares of the Company’s common stock (subject to adjustment for stock splits, stock dividends and similar recapitalization transactions). In the event of liquidation, the Series 2018 Preferred Stock shares ratably in the assets of the Company available for distribution to stockholders.

Series A Convertible Preferred Stock

The Series A Preferred Convertible Stock, which was sold in January 2018 to a single investor in a private transaction for $15.00 per share does not have dividend or voting rights but is mandatorily redeemable by the Company (unless converted as set forth below) on the fifth anniversary of issuance at a redemption price equal to stated value of $15.00 per share. Each share of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time prior to redemption into two shares of the Company’s common stock (subject to adjustment for stock splits, stock dividends and similar recapitalization transactions). In the event of liquidation, the Series A Convertible Preferred Stock shares ratably in the assets of the Company available for distribution to stockholders.

Series AA Preferred Stock

Each share of Series AA Preferred Stock is convertible at the option of the holder into ten (10) shares of the Company’s common stock for an aggregate of 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends and similar transactions. The Series AA Preferred Stock has a liquidation preference of $1.00 per share and is entitled to share ratably in dividends declared on the Company’s common stock on an “as converted” basis.

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Each share of Series AA Preferred Stock is entitled to 450 votes on each matter presented to stockholders (subject to adjustment for stock splits, stock dividends and similar transactions). Shares of Series AA Preferred Stock vote together shares of our common stock as a single class, except as required by Delaware law. Accordingly, Omega, as the holder of the Series AA Preferred Stock will effectively maintain control over the Company’s affairs following implementation of the consummation of this Offering.

Warrants

In November 2018, the Company issued warrants to purchase 520,000 Shares in connection with the sale of the Series 2018 Preferred Stock. The Warrants are exercisable for a period of five years from issuance at an exercise price of $15.00 per Share but may also be exercised on a “cashless” basis. The exercise price of the warrants is subject to adjustment for stock splits, stock dividends and similar recapitalization transactions.

SHARES ELIGIBLE FOR FUTURE SALE

Currently all 9,724,401 shares of our common stock outstanding as of the date of this prospectus and not covered by this Registration Statement, are eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. The sale of a significant number of Shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose Shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those Shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those Shares without regard to the provisions of Rule 144.

A person (or persons whose Shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through Nasdaq or such other market on which our shares of common stock are listed for trading during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC (who we refer to as the Representative), as representative of the underwriters named in this prospectus, with respect to the Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Shares listed next to its name in the following table.

Underwriters	Number of Shares
Boustead Securities, LLC	2,000,000
Total	2,000,000

The Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $__ per share. If all of the Shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Shares are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the Shares is conditioned upon our receiving approval to list the shares of common stock on Nasdaq.

If the underwriters sell more Shares than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 300,000  additional Shares at the public offering price less the underwriting discount. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Shares that are the subject of this offering.

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In connection with the offering, the underwriters may purchase and sell Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of Shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of Shares in an amount up to the number of Shares represented by the over-allotment option.

●	“Naked” short sales are sales of Shares in an amount in excess of the number of Shares represented by the over-allotment option.

●	Covering transactions involve purchases of Shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase Shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase Shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of Shares to close the covered short position, the underwriters will consider, among other things, the price of Shares available for purchase in the open market as compared to the price at which they may purchase Shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase Shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for its own account, may have the effect of preventing or retarding a decline in the market price of the Shares. They may also cause the price of the Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative):

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$5.00	$10,000,000	$11,500,000
Underwriting discounts (1)	$0.35	$(700,000)	$(805,000)
Non-accountable expense allowance (2)		$(233,000)	$(248,000)
Net proceeds to us (3)		$9,067,000	$10,447,000

(1)	Does not include (i) the warrant to purchase Shares equal to 7% of the number of Shares sold in the offering, (ii) a 1% non-accountable expense allowance or (iii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

(2)	Represents a non-accountable expense allowance equal to the sum of 1.0% of the public offering price (excluding amounts received from the exercise of the over-allotment option). In addition, we have agreed to reimburse the underwriters for certain other accountable expenses not to exceed in the aggregate $133,000 as described in further detail below.

(3)	We estimate that the total expenses of this offering excluding the underwriter discount and commissions and non-accountable expense allowance, will be approximately $300,000.

We have agreed to issue a warrant to the Representative to purchase a number of Shares equal to 7% of the total number of Shares sold in this Offering at an exercise price equal to 100% of the public offering price of the shares sold in this offering. This warrant will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The warrant also provides for customary anti-dilution provisions and “piggyback” registration rights with respect to the registration of the Shares underlying the warrants for a period of seven years from the effective date of the registration statement of which this prospectus forms a part.

39

The Representative’s warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the Representative’s warrant nor any of our Shares issued upon exercise of the Representative’s warrant may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the effective date of the registration statement pursuant to which the Representative’s warrant is being issued, subject to certain exceptions. The warrant to be received by the Representative and related persons in connection with this offering: (a) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(g)(1); and (b) fully comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2).

We have agreed to pay the Representative reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to $133,000. The Representative out-of-pocket expenses include but are not limited to: (a) road show and travel expenses; (b) reasonable fees of Representative’s legal counsel; and (c) the cost of background check on our officers, directors and principal stockholders and due diligence expenses. As of the date of this prospectus, we have paid the Representative advances of $55,000 for its anticipated out-of-pocket costs. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

In addition, pursuant to the underwriting agreement, we have provided the Representative the right of first refusal for two years from the date of commencement of sales of this public offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company. We may also engage the Representative to provide additional investment banking services to us from time to time.

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Determination of Offering Price

Prior to this offering, there has been no public market for the Shares. In determining the initial public offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our Shares, or that the Shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

We and certain existing stockholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Shares or other securities convertible into or exercisable or exchangeable for Shares for a period of up to 12 months after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the Shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release Shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of Shares for which the release is being requested and market conditions at the time.

40

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, Shares may be sold by the Representative to securities dealers who resell Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Shares, where action for that purpose is required. Accordingly, the Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Gutiérrez Bergman Boulris, PLLC, Coral Gables, Florida. The NBD Group, Inc., Los Angeles, California, has acted as counsel for the Underwriter in connection with the Offering.

EXPERTS

The audited financial statements for the year ended December 31, 2020, included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Ciro E. Adams, CPA, LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements for the year ended December 31, 2019, included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Assurance Dimensions, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect our registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s web site at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, we indemnify officers, directors, or former officers or directors, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

41

ALPHA INVESTMENT INC.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:

Unaudited Financial Statements:

42

CIRO E. ADAMS, CPA, LLC
Client service, first and foremost.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alpha Investment Inc.
Columbus, OH 43235-4678

Opinion on the Financial Statements

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses, and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements,

56 Rockford Road, Wilmington, DE 19806-1004 | Phone: 302-652-4783
ciroadamscpa.com

taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Description of the Matter

Loans Receivable, net, and Allowance for Losses

As described in Note 4 to the consolidated financial statements, the Company maintains an allowance for loan losses on its investments in real estate loans receivable for estimated credit impairment. Management's estimate of losses is based on the underlying collateral securing the loan. Most of these loans (sixty percent) are made to related parties.

Auditing the Company's allowance for losses was challenging due to all the loans being structured so interest and principal are received at a future date at maturity. Specifically, payment history cannot be analyzed by management to estimate the allowance for losses and bad debt expense. In addition, the inherent risk of management bias in estimating the allowance for losses on related party loans.

How We Addressed the Matter in Our Audit

We obtained an understanding of internal controls over the Company's accounting for an allowance for losses. To test the Company's allowance for losses, we performed substantive procedures that included, among others, read loan agreements and related documents, traced and agreed loan proceeds disbursed for each loan, confirmed all loan balances with borrowers, sought explanations about loans receivable via inquiries of management.

Description of the Matter

Related Party Transactions

As described in Note 7 to the consolidated financial statements, the Company's parent, Omega Commercial Finance Corp., its affiliate, Omega Streets Capital, and the directors and officers of the Company's parent, affiliates, and the Company, have entered into a number of transactions with related parties, including, but not limited to, loan agreements, management and consulting fee arrangements, and sales and services representation.

Auditing the Company's related party transactions was challenging due to a high degree of auditor judgment required to evaluate the reasonableness of such related party transactions. Specifically, the loan agreements entered into by the Company for which loan origination fees were recognized and the collectability of such loans and fees at a future date.

How We Addressed the Matter in Our Audit

We read agreements and contracts with and between related parties and, in certain cases third parties, and evaluated whether authorization and approvals were obtained and the terms and other information about transactions are consistent with explanations from inquiries and other audit evidence obtained about the business purpose of the transactions; we also received confirmations from related parties, and compared responses to the Company's records.

Ciro E. Adams, CPA, LLC

Wilmington, DE 19806-1004

October 13, 2021

We began serving as the Company's auditor since 2021.

CIRO E. ADAMS, CPA, LLC
Client service, first and foremost.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alpha Investment Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Alpha Investment Inc. (the Company) as of December 31, 2019 , and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses. As of and for the year ended December 31, 2019, the Company had a net loss of $1,697,245, had net cash used provided by operating activities of negative $2,041,111, accumulated deficit of $4,019,729 and working capital of $2,463,559. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Assurance Dimensions
We have served as the Company’s auditor since 2019.
Margate, Florida
March 18, 2020

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembroke Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-3

Alpha Investment Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$11,624	$91,693
Restricted cash held in escrow	—	2,509,186
Total Current Assets	11,624	2,600,879

Other Assets:
Loans receivable - related parties, net of discounts and allowance	737,389	883,554
Loans receivable, net of discounts	486,924	480,809
Interest receivable	116,743	64,208
Total Other Assets	1,341,056	1,428,571

Property and Equipment, net:
Furniture and Equipment, net	632	1,005
Total Property and Equipment, net	632	1,005

TOTAL ASSETS	$1,353,312	$4,030,455

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$142,796	$37,320
Accrued management fees - related party	150,000	—
Distribution payable	220,000	100,000
Notes payable - related party	178,671	—
Total Current Liabilities	691,467	137,320

Payroll Protection Plan Loan	20,927	—
Total Liabilities	712,394	137,320

Redeemable Common Stock; ($0.0001 par value), 100,000,000 shares authorized, 166,667 shares issued and outstanding as of December 31, 2019	—	2,500,000
Series 2018 Convertible Preferred Stock ($0.0001 par value), net of discounts of $175,701 and $187,545, respectively, 100,000 shares authorized; 36,667 shares issued and outstanding (liquidation value: $500,000)	386,722	363,034
	386,722	2,863,034
Stockholders' Equity:
Preferred stock ($0.0001 par value), 20,000,000 shares
Series A Convertible Preferred stock ($15.00 par value), 100,000 shares authorized; 1,167 shares issued and outstanding as of December 31, 2020 and 2019	17,505	17,505
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,290,400 shares issued and outstanding as of December 31, 2020 and 2019	4,030	4,030
Additional paid-in capital	5,547,717	5,110,717
Accumulated deficit	(5,150,676)	(4,019,729)
Total Equity	418,576	1,112,523
Non-controlling interest in variable interest entities	(164,380)	(82,422)
Total Stockholders' Equity	254,196	1,030,101
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,353,312	$4,030,455

The accompanying notes are an integral part of these consolidated financial statements.

Alpha Investment Inc.

Consolidated Statements of Operations

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019
Income:
Net investment income (losses) - related parties	$16,688	$90,115
Total Income	16,688	90,115

General and Administrative Expenses:
Management fee - related party	150,000	369,680
Administrative expenses	630,480	625,551
Professional fees	292,441	485,690
Total General and Administrative Expenses	1,072,921	1,480,921
Loss from Operations	(1,056,233)	(1,390,806)

Other Expense:
Gain on deconsolidation	—	316,774
Interest expense, net	(12,983)	(623,213)
Total Other Expense	(12,983)	(306,439)

Net Loss	$(1,069,216)	$(1,697,245)

Amortization of discounts on Series 2018 preferred stock and redeemable common stock	(23,689)	(23,689)

Net Income Attributable to Non-controlling Interests	(38,042)	(17,578)

Net Loss Attributable to Common Stockholders	$(1,130,947)	$(1,738,512)

Basic and Diluted Loss Per Share	$(0.03)	$(0.04)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	40,290,400	40,442,441

The accompanying notes are an integral part of these consolidated financial statements.

Alpha Investment Inc.

Consolidated Statement of Shareholders' Equity

For the Years Ended December 31, 2020 and 2019

			Series A			Non-
	Common Stock		Preferred Stock		Paid-in	controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total
Balance, December 31, 2018	40,239,333	$4,024	1,167	$17,505	$2,980,118	$—	$(2,281,217)	$720,430
Stockholder contribution	—	—	—	—	274,600	—	—	274,600
Sale of common stock	51,067	6	—	—	855,999	—	—	856,005
Sale of minority interest in subsidiary	—	—	—	—	1,000,000	—	—	1,000,000
Distributions due to non-controlling interest	—	—	—	—	—	(100,000)	—	(100,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	(23,689)	(23,689)
Net loss	—	—	—	—	—	17,578	(1,714,823)	(1,697,245)
Balance, December 31, 2019	40,290,400	4,030	1,167	17,505	5,110,717	(82,422)	(4,019,729)	1,030,101
Stockholder contribution	—	—	—	—	437,000	—	—	437,000
Distributions due to non-controlling interest	—	—	—	—	—	(120,000)	—	(120,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	(23,689)	(23,689)
Net loss	—	—	—	—	—	38,042	(1,107,258)	(1,069,216)
Balance, December 31, 2020	40,290,400	$4,030	1,167	$17,505	$5,547,717	$(164,380)	$(5,150,676)	$254,196

The accompanying notes are an integral part of these consolidated financial statements.

Alpha Investment Inc.

Consolidated Statements of Cash Flows

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(1,069,216)	$(1,697,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation Expense	373	496
Accretion of origination fee income	140,050	(86,517)
Amortization of deferred loan costs	—	143,981
Gain on deconsolidation	—	(316,774)
Bad debt expense	—	25,000
Changes in operating assets and liabilities:
Increase in interest receivable	(52,535)	(45,041)
Increase in prepaid expenses	—	—
Increase in accrued management fees - related party	150,000	—
Decrease in accounts payable	105,475	(65,011)
Increase in notes payable - related party	178,671	—
Net cash used in operating activities	(547,182)	(2,041,111)

Cash Flows from Investing Activities:
Net cash from investing activities	—	—

Cash Flows from Financing Activities:
Redemption of common stock	(2,500,000)	—
Proceeds from payroll protection loan	20,927	—
Proceeds from stockholder contribution	437,000	274,600
Proceeds from the sale of common stock	—	856,005
Proceeds from the sale of interest in subsidiary	—	1,000,000
Cancellation of the sale of common stock	—	(90,000)
Proceeds from the sale of preferred stock	—	—
Net cash provided by financing activities	(2,042,073)	2,040,605

Net increase (decrease) in cash	(2,589,255)	(506)
Cash and restricted cash at beginning of year	2,600,879	2,511,385
Cash and restricted cash at end of year	$11,624	$2,510,879

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for:
Interest	$—	$—
Income Taxes	$—	$—

Schedule of Non-Cash Investing and Financing Activities:
Distribution due to non-controlling interest	$120,000	$100,000
Amortization of discount on redeemable preferred stock	$23,689	$—

The accompanying notes are an integral part of these consolidated financial statements.

Alpha Investment Inc.

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Corporate History

Alpha Investment Inc, formerly GoGo Baby, Inc. (the “Company”) was incorporated on February 22, 2013 under the laws of the State of Delaware to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

TO better reflecting management’s shifted focus of the Company’s business to real estate and other commercial lending, on March 30, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State changing its name from “Gogo Baby, Inc.” to “Alpha Investment Inc.”.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

On January 31, 2019, the Company, through Jersey Walk Phase I, LLC, entered into a Sale of Membership Interest Agreement (the “Purchase Agreement”) with CMT Developers LLC (“CMT”).  Pursuant to the Purchase Agreement, the Company acquired 100% of CMT’s membership interests, in exchange for the issuance to CMT of 3,000,000 shares of common stock.  During the due diligence on the refinancing of the property, the Company learned that certain of the representations and warranties of CMT in the Purchase Agreement with respect to the property were incorrect in various material respects. Based on the foregoing, effective June 7, 2019, the Company rescinded the Purchase Agreement in accordance with its terms and the 3,000,000 shares of common stock were returned to the Company. As of June 7, 2019, the Company deconsolidated CMT, recognizing a gain on deconsolidation of $316,774. The assets, liabilities and equity related to CMT, resulting in the gain on deconsolidation are summarized as follows:

Note Payable	$15,500,000
Accrued Interest	232,500
Deferred Income	576,774
Common Stock Returned	29,222,500
Real Estate	(44,800,000)
Prepaid Expenses	(105,000)
Construction Loan Advances	(310,000)
Gain on Deconsolidation	$316,774

On March 11, 2019, the Company, through a newly formed LLC or Special Purpose Vehicle “SPV” called Alpha Mortgage Notes I, LLC executed an operating agreement with Alameda Partners LLC. Alameda Partners is a Utah Limited Liability Company which made a capital contribution of $1,000,000, which was paid to the Company, for 10% ownership of the SPV, and will be the managing member.  The capital shall be used to implement the strategy of acquiring commercial real estate performing notes and support other related growth initiatives and assets acquisitions for the Company of which is positioning for its up-listing to the NYSE. The Members of Alameda Partners LLC have decades of experiences in the commercial real estate industry as property developers, owners, and managers  and currently holds over $50-million in commercial real estate assets. They have been appointed as the Managing Members of the SPV, while ALPC controls and holds 90% ownership.  In exchange for its 90% interest in the SPV, the Company is required to contribute 4,015,667 shares of common stock for the purchase of performing notes for the SPV. The special purpose vehicle was organized to acquire the membership interests, develop, own, hold, sell, lease, transfer, exchange, re-lend, manage and operate the underlying assets and conduct activities related thereto the ownership of commercial real estate mortgage notes and REO’s. The initial $1,000,000 was recorded as additional paid in capital on the accompanying consolidated balance sheet. Alameda Partners is entitled to monthly distributions in cash and stock equal to $10,000. For the years ended December 31, 2020, the Company has recorded $220,000 of distributions as reductions to non-controlling interest, which has been accrued and included in Distributions Payable on the accompanying consolidated balance sheet as of December 31, 2020. As of December 31, 2020, Alpha Mortgage Notes I, LLC has not completed any transactions.

On June 2, 2020, the Company acquired a 19% membership interest in Legacy Sand Group, LLC (“Legacy”), which owns real property and mining rights comprised of approximately 1,200 acres that encompass an asset of 110 million tons of Tier 1 Northern White Fracking Sand in Wisconsin. As consideration for the acquisition, the Company issued 3,382 shares of 2020 Convertible Preferred Stock, which is convertible into 3,804,750 shares of the Company’s common stock. The Company recorded its interest in Legacy at the estimated fair value of the preferred stock of $33,323,000.

However, despite using its best efforts, pending Legacy Sand commencing operations and generating revenues, the Company was not been able to sufficiently establish the valuation of the Interest and the Series 2020 Preferred Shares to the satisfaction of its independent registered public accounting firm, in order to allow the Interest to be reflected as an asset on the Company’s balance sheet included in its periodic reports filed with the SEC under the Securities Act of 1934, as amended.

Accordingly, on July 29, 2021, the Company and Parsons entered into an Unwinding Agreement (the “Unwinding Agreement”), pursuant to which the joint venture was unwound. Under the Unwinding Agreement, Parsons returned the Series 2020 Preferred Shares to the Company for cancellation and the Company assigned the Interest in Legacy Sand back to Parsons and exchanged mutual releases.

NOTE 2 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company used $547,182 and $2,041,111 in cash in operations, and incurred net losses of $1,069,216 and $1,697,245 during the years ended December 31, 2020 and 2019, respectively. The Company has an accumulated deficit of $5,130,212 as of December 31, 2020 and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Alpha Mortgage Notes I, LLC, which is controlled by the Company through its 90% ownership interest, and Paris Med CP-LLC (“Paris Med”), variable interest entity for which the Company is deemed to be the primary beneficiary, (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, deferred income tax asset valuations and loss contingences. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Restricted Cash Held in Escrow

As of December 31, 2019, the Company had approximately $2,509,000 of restricted cash held in escrow from the sale of commons stock to an investor that has the right to require the Company to repurchase common stock for $2,500,000 through September 2020. In February 2020, the holder exercised its option. . As of December 31, 2020, restricted cash held in escrow was nil. See Note 9

Loans Receivable, net and Allowance for Losses

The Company records its investments in loans receivable at the lower of cost or fair value, Costs are the gross loan receivables less unamortized costs of issuance and deferred origination fees. Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan receivable is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company maintains an allowance for loan losses on its investments in real estate loans receivable for estimated credit impairment.  Management’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.  Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans.  Actual losses on loans are recorded first as a reduction to the allowance for loan losses.  Generally, subsequent recoveries of amounts previously charged off are recognized as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property on an individual loan receivable basis.  Management has established an allowance of $250,000 as of December 31, 2020, and determined that no allowance for loan losses was necessary as of December 31, 2019.

Property and Equipment

Property and equipment are stated at cost. Equipment and fixtures are depreciated using the straight-line method over the estimated asset lives, 5 years.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification (“ASC”) No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Accounting for Uncertainty in Income Taxes

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As December 31, 2020, tax years since 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Revenue Recognition and Investment Income

Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans. The Company records interest income in accordance with ASC subtopic 835-30 "Imputation of Interest", using the effective interest method. The following is a summary of the components of the Company’s net investment income for the years ended December 31, 2020 and 2019:

	2020	2019
Interest Income	$45,306	$32,651
Accretion of Loan Origination Fees	74,523	143,981
Amortization of Loan Issuance Costs	(103,141)	(86,517)
Net Investment Income	$16,688	$90,115

When a loan is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company suspends recognizing interest income when it is probable that the Company will be unable to collect all payments according to the contractual terms of the underlying agreements. Management considers all information available in assessing collectability. Collectability is measured on a receivable-by-receivable basis by either the present value of estimated future cash flows discounted at the effective rate, the observable market price for the receivable or the fair value of the collateral if the receivable is collateral dependent. Large groups of smaller balance homogeneous receivables, such as pre-settlement funding transactions, are collectively assessed for collectability. Receivables, including those arising from the sale of loan origination services, is charged off when in the Company's judgment, the receivable or portion of the receivable is considered uncollectible.

Payments received on past due receivables and finance receivables the Company has suspended recognizing interest income on are applied first to principal and then to accrued interest. Interest income on past due receivables and finance receivables, if received, is recorded using the cash basis method of accounting. Additionally, the Company generally does not resume recognition of interest income once it has been suspended.

Variable Interest Entity

The Company holds a 10% interest in Paris Med, of which the remaining 90% interest is held by the Company’s parent company.  Through December 31, 2020, the Company has provided 100% of the funding to Paris Med, which has provided a construction loan to a third party.  This loan receivable is the sole asset of Paris Med.  The Company determined that Paris Med was a variable interest entity based on various qualitative and quantitative factors including but not limited to: 1) financing of Paris Med’s sole asset was received by the Company, which is disproportionate to the Company’s ownership interest and 2) the Company and Omega, a related party, organized the entity for the purpose of facilitating the Company’s activities.  As of December 31, 2020 and 2019, the Company is considered the primary beneficiary because it has provided substantially all of its financial support and is the only party at risk.  As of December 31, 2020, Paris Med has total assets of $558,000, consisting solely of advances made pursuant to its third-party construction loan agreement, and had no liabilities. 100% of the funding for the sole asset was provided by the Company and such amounts are eliminated in consolidation.  See Note 3.  For the years ended December 31, 2020 and 2019, Paris Med had no activity other than accruing interest on outstanding principal.  The Company will evaluate its investments in Paris Med each reporting period to determine if it is still the primary beneficiary, and if no longer considered the primary beneficiary, deconsolidate Paris Med in the period in which circumstances change or events occur causing a change in its assessment.  The Company has not attributed any of its net loss or equity to non-controlling interest because Paris Med’s sole asset is amounts owed to the Company, which is eliminated in consolidation, and there was no material income earned or losses incurred to date by Paris Med.

Fair Value

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Net Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the year. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. 166,667 shares underlying convertible preferred stock and 350,000 shares of common stock underlying common stock warrants were excluded from the computation of diluted loss per share for year ended December 31, 2020 and 2019, because their impact was anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and loans receivable. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. Management has established an allowance of $250,000 as of December 31, 2020, and determined that no allowance for loan losses was necessary as of December 31, 2019.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. The new lease guidance was effective for fiscal years beginning after December 15, 2018, and did not have a material effect on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancelable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. The Company adoption of this amendment did not have a material impact on the Company’s Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – LOANS RECEIVABLE, NET

Loans Receivable - Related Parties

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017, the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, former President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. On January 28, 2020, this loan was amended to reduce the loan amount to $657,500. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable. The annual fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of December 31, 2020, the amount of $477,500 had been advanced on the loan. The origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date. During the years ended December 31, 2020 and 2019, the Company recognized $36,217 and $36,217, respectively of the origination fees, which are carried at $167,578 and $117,277 as of December 31, 2020 and 2019, respectively. The Comp any also incurred loan issuance costs of $420,000, which were recorded as deferred issuance costs to amortized as a reduction of interest income through the maturity date. During the years ended December 31, 2020 and 2019, the Company recognized $103,141 and $103,141, respectively of the deferred issuance costs, which are carried at $101,196 and $204,338 as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, the gross loan receivable balance is $598,156.

Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017, the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs. On November 2, 2019, this loan was amended to reduce the loan amount to $250,000. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable. The annual fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of December 31, 2020, and 2019, the gross loan receivable balance is $250,000. The Company has established a full reserve against this until loan until such time as the loan is repaid.

Non-Binding Memorandum with Diamond Ventures Funds Management LLC

The Company and Diamond Ventures Funds Management LLC (“DVFM”) have executed a non-binding Memorandum of Understanding (“MOU”) in connection with ongoing discussions regarding a Share Exchange & Acquisition of Membership interest into DVFM that will facilitate up to a 40% acquisition of DVFM. The terms of the exchange are not public at this time. Upon the signing of the MOU $25,000 was advanced to the Borrower as part of the Business Line of Credit to be established as part of the MOU. In December 2019, the Company determined that the amount was not going to be collected and recorded as a bad debt expense of $25,000 during the year ended December 31, 2019.

The following is a summary of loans receivable - related parties as of December 31, 2020 and 2019:

	2020	2019
Principal Amount Outstanding	$907,500	$907,500
Unamortized Issuance Costs	101,196	204,338
Unaccreted origination fees	(21,307)	(228,284)
Allowance	(250,000)	—
Net Carrying Value	$737,389	$883,554

Loans Receivable

Paris Med

On May 2, 2018, the Company and Paris Med entered into agreements, pursuant to which Paris Med agreed to provide project financing in the amount of $158,216,541, to an unrelated third party consisting of three notes as follows:

1)	Construction financing in the amount of $90,204,328, maturing in 10 years on June 30, 2028, including the construction period, and accruing interest at an annual rate of 5.5% during the construction period, and 4.5% upon conversion to a permanent loan. All interest receivables are due at maturity. As of December 31, 2019, Paris Med has made $558,000 of advances pursuant to the construction loan. The Company received loan origination fees, in the amount of $92,400, which is presented net of the underlying loan advances on the accompanying consolidated balance sheets and amortized into income over the terms of the underlying loans. During the years ended December 31, 2020 and 2019, the Company amortized $9,160 and $9,160, respectively, of the discount. As of December 31, 2020 and 2019, respectively, the loan is carried at $486,924 and $480,809, net of unamortized discount of $71,076 and $77,191.

2)	Equipment financing note in the amount of $24,715,986, payable monthly, accruing interest at an annual rate of 5.75%, and having terms approximating the lives of the underlying equipment. As of December 31, 2020 and 2019, no amounts have been advanced pursuant to the equipment financing note.

3)	Operations financing, business line of credit in the amount of $23,932,625, accruing interest at an annual rate of 5.75%, maturing in 10 years. As of December 31, 2020 and 2019, no amounts have been advanced pursuant to the line of credit.

4)	The notes are secured by the assignment of leases and fixed assets related to the project.

Jersey Walk

On September 26, 2018, the Company, through a newly formed, wholly-owned limited liability company, acquired 100% of Jersey Walk Phase I, LLC (“Jersey Walk”), with all income going to the Company and has entered into a construction loan agreement with an unrelated party, CMT Developers, LLC (“CMT”), pursuant to which, CMT executed a promissory note in the favor of Jersey Walk in the amount of $73,496,002. This amount was to be advanced to CMT as required for the completion of the construction and development of two multi-family residences in Lakewood, New Jersey.  All amounts advanced under the construction loan agreement were secured by the construction project and due by September 30, 2028.  The acquisition of Jersey Walk was rescinded on June 6, 2019, as of which date, $310,000 had been advanced by Jersey Walk to CMT pursuant to the construction loan agreement.  Pursuant to the construction loan agreement, Jersey Walk is to receive a loan origination fee equal to 1.85% of the loan amount, or $1,259,192, of which $624,596 was received during the year ended December 31, 2019, and recorded as deferred loan origination fees to be amortized into income over the term of the loan.

As a result of the rescission of the Jersey Walk acquisition, and deconsolidation of the subsidiary, deferred income of $576,774 and construction loan advances of $310,000 were derecognized and included in the gain on deconsolidation for the year ended December 31, 2019, which totaled $316,774. The Company has retained no investment, and has no continuing involvement, in CMT.

The following is a summary of loans receivable as of December 31, 2020 and 2019:

	2020	2019
Principal Amount Outstanding	$558,000	$558,000
Unaccreted Discounts	(71,076)	(77,191)
Net Carrying Value	$486,924	$480,809

NOTE 5 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of December 31, 2020 the Company had a net operating loss carry-forward of approximately $2,753,651. Net operating loss carry-forwards incurred before 2018 generally expire twenty years from the date the loss was incurred, beginning in 2023, and losses incurred after 2018 are subject to annual limitations.

The Company is subject to United States federal and state income taxes at an approximate blended state and federal rate of 29%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31, 2020	December 31, 2019
Statutory rates (federal and state)	29%	29%
Permanent differences	0%	(11)%
Valuation allowance change and change in tax rate	(29)%	(18)%
	0%	0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities at December 31, 2020 and 2019 are as follows:

	December 31, 2020	December 31, 2019
Net operating loss carryforward	$798,559	$482,081
Valuation allowance	(798,559)	(482,081)
Net Deferred income tax asset	$—	$—

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. The Company’s valuation allowance increased by $316,478 and $305,064 during the years ended December 31, 2020 and 2019, respectively. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Current law limits the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Alpha Mortgage Notes, LLC

In exchange for its 90% interest in the Alpha Mortgage Notes, LLC, ("SPV") the Company is required to contribute 4,015,667 shares of common stock to be used by the SPV for the purchase of performing notes for the SPV. The SPV is required to make monthly distributions to its 10% member of $10,000 up until the time a purchase of the performing notes are made, and upon the acquisition of the six mortgages specified in the SPV's operating agreement, monthly payments of $150,000 per month from gross interest income received for 30 months; and 20% of any other future note purchases. The 10% partner will also receive an amount equal to 1% of the principal amounts received on each loan. During the years ended December 31, 2020 and 2019, the Company accrued distributions of $120,000 and $100,000, respectively. As of December 31, 2020 and 2019, respectively, $220,000 and $100,000 of minimum distributions were owed to the 10% partner.

Litigation

The Company is not presently involved in any litigation.

Advisory Agreement

In June 2019, the Company entered into an advisory agreement, pursuant to which it agreed to compensate a third-party advisor a percentage of future capital raises facilitated by the advisor. Compensation includes non-refundable cash, cash compensation based on a percentage of capital raised. The advisor may elect to receive certain percentage-based fees in the form of equity. Upon the closing of a transaction, the advisor will receive five-year warrants to purchase a number of shares of common stock equal to 8% of the number of shares issue in the transaction at a strike price of the transaction value as defined the agreement. As of the date of this report, no amounts have been earned and no equity instruments have been issued as transaction-based fees pursuant to this agreement. During the year ended December 31, 2020, the Company paid advisory fees of $35,000 to the third party advisor for services related to identifying potential investors, which is included in professional fees in the accompanying consolidated statement of operations.

NOTE 7 – RELATED PARTY TRANSACTIONS

Loans receivable

The Company has extended lines of credit and loans to related parties. See Note 3.

Management Fee

The Company pays its parent company, Omega Commercial Finance Corp (“Omega”) management fees pursuant to a corporate governance management agreement executed on June 1, 2017. Omega is to provide services related to facilitating the introduction of potential investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year. The agreement remains in effect until cancelled by Omega. During the year ended December 31, 2019, Omega Commercial Finance Corp, the Company’s principle stockholder, and Omega Streets Capital, an affiliate entity, was paid a combined $369,680 in management and consulting fees pursuant to a corporate governance management agreement executed on June 1, 2017.  The fee paid in 2019 is for services that were rendered throughout 2019. During the year ended December 31, 2020, the company accrued management fees of $150,000, which remain unpaid as of December 31, 2020.

Note Payable

On October 14, 2020, the Company issue a promissory note in the amount of $175,000 to Partners South, Holdings, LLC. The note bears interest at an annual rate of 10% and matured on December 15, 2020.

NOTE 8 – STOCKHOLDERS’ EQUITY

Incentive Plan

The Company’s Incentive Plan provides for equity incentives to be granted to its employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The Incentive Plan is administered by the board of directors, and 5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. No shares were issued under the plan during the years ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, there were 3,625,000 shares issued under the plan and 1,375,000 available for issuance under the plan.

Temporary Equity

On September 20, 2017, 166,667 shares of common stock were issued at a value of $15.00 per share to one company in exchange for cash of $2,500,000. Pursuant to the subscription agreement, and amendments, the investor has the right to require the Company to repurchase the shares for $2.5 million at any time through September 2020, which was initially December 2017. Accordingly, the amounts received are presented as a temporary equity as of December 31, 2019 and 2018. In December 2017, the Company negotiated and amended its agreement with the investor to extend this right through May 15, 2018. As part of this extension, the investor was granted warrants to purchase 170,000 shares of common stock for an exercise price of $15.00 per share over a five-year term. Because the shares are classified as a temporary equity, and the investors rights to require repurchase of the shares initially expired in 2017 the Company recorded the fair value of these warrants were recorded as a discount against the proceeds to be amortized as interest expense through February 2018, the initial extension date. In March 2018, the Company entered into a third amendment to the subscription agreement, extending the option period to May 15, 2018. The option was further extended in May and June 2018.  As consideration for the extensions, the Company’s parent company, Omega Commercial Finance Corporation, agreed to issue to the investor, 65,000 shares of its Series Z preferred stock, and the Company agreed to reimburse the investor for $21,894 of legal fees incurred related to the extension.  The Company estimated the fair value of the Series Z preferred stock based on recent sales for cash, and recorded additional discounts of $184,394, including the accrued legal fees, against the common stock to be amortized into interest expense through the extended expiration of the option in May 2018.  In October 2018, the option period was further extended to November 19, 2018.   As consideration for the extension, the Company agreed to allow the investor to direct the investment of the restricted cash into one more investment types, such stock, money market accounts or similar investments.  The investor was also granted the right to withdrawal any restricted cash in excess of $2.5 million.  In November 2018, the option was further extended to January 12, 2019. In March 2019, the option period was extended to June 2019. In June 2019, the option period was extended to September 27, 2019. In September 2019, the option period was extended to February 2020. In January 2020, the option period was extended to September 2020. During the year ended December 31, 2018, the Company amortized the remaining $1,109,113 of the discount. As of December 31, 20 2019, the cash was held in an escrow account and the shares are carried at $2,500,000. During the year ended December 31, 2020, the investor exercised its right to require the Company to repurchase the shares for $2.5 million and $2.5 million was released from escrow and returned to the investor in exchange for the common stock.

On November 27, 2017, 16,667 shares of 2018 Convertible Preferred stock were issued at a value of $15.00 per share to one entity in exchange for cash of $250,000. The shares have 350,000 warrants attached, each warrant entitling the holder to one additional share with an exercise date of up to 5 years from the issuance date of the shares. The preferred stock is mandatorily redeemable 10 years after issuance. The Company allocated $236,897 the proceeds from the sale of the preferred stock to the warrants, which was recorded as a discount against the preferred stock and is to be amortized as a deemed dividend through the 10-year redemption date. The balance of the preferred stock reflected in temporary equity as of December 31, 2020 and 2019, respectively, was $86,722 and $336,034, net of unamortized discount of $163,854 and $187,544.

During the year ended December 31, 2018, the Company issued 20,000 shares of Series 2018 Convertible Preferred Stock to its chief executive officer as compensation for services provided.   The Company estimated the fair value of the shares, based on recent sales for cash, of $300,000, as compensation expense for the year ended December 31, 2019.

Common Stock

During the year ended December 31, 2019, the Company sold 57,067 shares for gross proceeds of $946,005. In July 2019, the Company agreed to amend one of the subscription agreements and cancelled the sale 6,000 shares for cash consideration of $90,000. As of December 31, 2020, 2,000 share of common stock have yet to be issued due to administrative delays.

Preferred Stock

During the year ended December 31, 2019, the Company sold 1,000 shares of Series A Convertible Preferred Stock for cash consideration of $15,000.

Capital Contributions

During the years ended December 31, 2020 and 2019, Omega Commercial Finance Corp, The Company’s parent company, made capital contributions to the Company totaling $437,000 and $274,600, respectively.

Common Stock Warrants

As of December 31, 2020, there are warrants outstanding to purchase 520,000 shares for an exercise price of $15.00 over five years. There was been no warrant activity during the years ended December 31, 2020 and 2019.

The following is a summary of warrants outstanding as of December 31, 2020:

Exercise Price	# of Shares	Expiration
$0.15	350,000	September 19, 2022
$0.15	170,000	December 14, 2022
	520,000

Sale of Minority Interest in Subsidiary

During the year ended December 31, 2019, the Company sold a 10% interest in a newly formed subsidiary for $1,000,000. See Note 1.

NOTE 9 – SUBSEQUENT EVENTS

Parsons Energy Group, LLC

On July 30, 2020, Alpha entered into a joint venture transaction with Parsons Energy Group, LLC (“Parsons”) with respect to leasehold mining rights then held by Parsons on approximately 1,200 acres located in Independence, Wisconsin, containing an estimated 1,110 Million Tons of Tier 1 Northern White Fracking Sand. In connection therewith, the mining rights were assigned by Parsons to Legacy Sand Group, LLC, a newly-organized Florida limited liability company (“Legacy Sand”), which was formed to exploit the fracking rights. Contemporaneously therewith, Alpha acquired a nineteen percent (19%) limited liability company membership interest in Legacy Sands (the “Interest”), in exchange for the issuance to Parsons of 3,382 shares of Alpha’s Series 2020 Preferred Stock (the “Series 2020 Preferred Shares”).

Accordingly, on July 29, 2021, the Company and Parsons entered into an Unwinding Agreement (the “Unwinding Agreement”), pursuant to which the joint venture was unwound. Under the Unwinding Agreement, Parsons returned the Series 2020 Preferred Shares to the Company for cancellation and the Company assigned the Interest in Legacy Sand back to Parsons and exchanged mutual releases.

Legacy Sand

However, despite using its best efforts, pending Legacy Sand commencing operations and generating revenues, the Company was not been able to sufficiently establish the valuation of the Interest and the Series 2020 Preferred Shares to the satisfaction of its independent registered public accounting firm, in order to allow the Interest to be reflected as an asset on the Company’s balance sheet included in its periodic reports filed with the SEC under the Securities Act of 1934, as amended.

Series AA Convertible Preferred Issuance

As of June 30, 2021, Alpha issued 100,000 Series AA Convertible Preferred Shares to Omega Commercial Finance Corporation which represents 100% of the issued and outstanding Series AA Convertible Preferred Shares. Each share of Series AA Preferred Stock shall entitle the holder thereof to four hundred fifty (450) votes on all matters submitted to a vote of the stockholders of the Company. Each share of Series AA Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into ten (10) fully paid and non-assessable shares of Common Stock (the “Conversion Amount”).

Common Stock Shares Retired to Treasury

As of June 30, 2021 Omega Commercial Finance Corporation and holder of Common Shares of Alpha retired 31,070,000 of its Common Shares to treasury. Alpha’s current issued and outstanding common stock is 9,724,401.

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash	$6,745	$11,624
Total Current Assets	6,745	11,624

Other Assets:
Loans receivable - related party, net of discounts and allowance	701,959	737,389
Loans receivable, net of discounts	493,794	486,924
Interest receivable	166,882	116,743
Total Other Assets	1,362,635	1,341,056

Property and Equipment ,net:
Furniture and Equipment, net	395	632
Total Property and Equipment, net	395	632

TOTAL ASSETS	$1,369,775	$1,353,312

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$122,887	$142,796
Accrued management fees - related party	262,500	150,000
Distribution payable	310,000	220,000
Notes payable - related party	191,796	178,671
Total Current Liabilities	887,183	691,467

Payroll Protection Plan Loan	—	20,927
Total Liabilities	887,183	712,394

Temporary Equity:
Series 2018 Convertible Preferred Stock ($0.0001 par value), net of discounts of $152,013 and $163,854; 100,000 shares authorized; 36,667 shares issued and outstanding (liquidation value: $500,000)	404,488	386,722
	404,488	386,722
Stockholders' Equity:
Preferred stock ($0.0001 par value), 20,000,000 shares
Series A Convertible Preferred stock ($15.00 par value), 100,000 shares authorized; 1,167 shares issued and outstanding as of September 30, 2021 and December 31, 2020	17,505	17,505
Series AA Convertible Preferred stock ($0.0001 par value), 100,000 shares authorized, 100,000 and -0- issued and outstanding as of September 30, 2021 and December 31, 2020	10	—
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 9,724,401 and 40,290,400 shares issued and outstanding as of September 30, 2021 and December 31, 2020	973	4,030
Additional paid-in capital	5,741,975	5,547,717
Accumulated deficit	(5,454,879)	(5,150,676)
Total Equity	305,584	418,576
Noncontrolling interest in variable interest entities	(227,480)	(164,380)
Total Stockholders' Equity	78,104	254,196
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,369,775	$1,353,312

See notes to unaudited condensed consolidated financial statements.

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2021	2020
Income:
Net investment income - related parties	$21,579	$21,518
Net investment income	—	6,797
Total Income	21,579	28,315

General and Administrative Expenses:
Management fee - related party	112,500	112,500
Administrative expenses	72,068	342,205
Professional fees	104,350	148,821
Total General and Administrative Expenses	288,917	603,526
Loss from Operations	(267,338)	(575,211)

Other Income (Expense):
Other income	20,927	—
Interest expense, net	(13,126)	(9,237)
Total Other Income (Expense), net	7,801	(9,237)

Net Loss	$(259,537)	$(584,448)

Amortization of discounts on Series 2018 preferred stock and redeemable common stock	(17,766)	(11,844)

Net Income Attributable to Noncontrolling Interests	(26,900)	(8,788)

Net Loss Attributable to Common Stockholders	$(304,203)	$(605,080)

Loss Per Share - Basic and Diluted	$(0.02)	$(0.02)

Weighted Average Common Shares Outstanding - Basic and Diluted	14,632,190	40,290,400

See notes to unaudited condensed consolidated financial statements.

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

			Series A		Series AA			Non
	Common Stock		Preferred Stock		Preferred Stock		Paid-in	controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total
Balance, December 31, 2019	40,290,400	$4,030	1,167	$17,505	—	$—	$5,110,717	$(82,422)	$(4,019,729)	$1,030,101
Stockholder contribution	—	—	—	—	—	—	410,000	—	—	410,000
Distributions payable to noncontrolling interest	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—	4,394	(260,986)	(256,592)
Balance, March 31, 2020	40,290,400	4,030	1,167	17,505	—	—	5,520,717	(108,028)	(4,286,637)	1,147,587
Stockholder contribution	—	—	—	—	—	—	15,000	—	—	15,000
Distributions payable to noncontrolling interest	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—	4,394	(223,171)	(218,777)
Balance, June 30, 2020	40,290,400	4,030	1,167	17,505	—	—	5,535,717	(133,634)	(4,515,730)	907,888
Distributions payable to noncontrolling interest	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—	4,394	(113,473)	(109,079)
Balance, September 30, 2020	40,290,400	$4,030	1,167	$17,505	—	$—	$5,535,717	$(159,240)	$(4,635,125)	$762,887

			Series A		Series AA			Non
	Common Stock		Preferred Stock		Preferred Stock		Paid-in	controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total
Balance, December 31, 2020	40,290,400	$4,030	1,167	$17,505	—	$—	$5,547,717	$(164,380)	$(5,150,676)	$254,196
Stock exchange	(30,565,999)	(3,057)	—	—	100,000	10	3,047	—	—	—
Stockholder contribution	—	—	—	—	—	—	81,650	—	—	81,650
Distributions payable to noncontrolling interest	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—	8,967	(110,609)	(101,642)
Balance, March 31, 2021	9,724,401	973	1,167	17,505	100,000	10	5,632,414	(185,413)	(5,267,207)	198,282
Stockholder contribution	—	—	—	—	—	—	56,061	—	—	56,061
Distributions payable to noncontrolling interest	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—	8,967	(78,257)	(69,290)
Balance, June 30, 2021	9,724,401	973	1,167	17,505	100,000	10	5,688,475	(206,446)	(5,351,386)	149,131
Stockholder contribution	—	—	—	—	—	—	53,500	—	—	53,500
Distributions payable to noncontrolling interest	—	—	—	—	—	—	—	(30,000)	—	(30,000)
Amortization of discount on redeemable preferred stock	—	—	—	—	—	—	—	—	(5,922)	(5,922)
Net loss	—	—	—	—	—	—	—	8,967	(97,572)	(88,605)
Balance, September 30, 2021	9,724,401	$973	1,167	$17,505	100,000	$10	$5,741,975	$(227,480)	$(5,454,879)	$78,104

See notes to unaudited condensed consolidated financial statements.

ALPHA INVESTMENT INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(259,537)	$(584,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	237	294
Accretion of origination fee income	(6,870)	(20,184)
Amortization of deferred loan costs	35,430	25,783
Payroll protection loan forgiveness	(20,927)
Changes in operating assets and liabilities:
Increase in interest receivable	(50,139)	(33,620)
Increase in accrued management fees - related party	112,500	112,500
Decrease in accounts payable and accrued expenses	(19,909)	52
Increase in notes payable - related party	13,125	—
Net cash used in operating activities	(196,090)	(499,623)

Cash Flows from Investing Activities:
Net cash from investing activities	—	—

Cash Flows from Financing Activities:
Redemption of common stock	—	(2,500,000)
Proceeds from payroll protection loan	—	20,800
Proceeds from stockholder contribution	191,211	425,000
Net cash provided by (used in) financing activities	191,211	(2,054,200)

Net increase (decrease) in cash	(4,879)	(2,553,823)
Cash and restricted cash at beginning of year	11,624	2,600,879
Cash at end of period	$6,745	$47,056

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for:
Interest	$—	$—
Income taxes	$—	$—

Schedule of Non-Cash Investing and Financing Activities:
Distribution payable to noncontrolling interest	$90,000	$90,000
Amortization of discount on redeemable preferred stock	$17,766	$11,844

See notes to unaudited condensed consolidated financial statements.

ALPHA INVESTMENT INC

NOTES TO CONDENSED FINANCIAL STATEMENTS

September 30, 2021

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha Investment Inc, formerly GoGo Baby, Inc. (the “Company”) was incorporated on February 22, 2013 under the laws of the State of Delaware to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver. The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

To better reflecting management’s shifted focus of the Company’s business to real estate and other commercial lending, on March 30, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State changing its name from “Gogo Baby, Inc.” to “Alpha Investment Inc.”. The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

On March 11, 2019, the Company, through a newly formed LLC or Special Purpose Vehicle “SPV” called Alpha Mortgage Notes I, LLC executed an operating agreement with Alameda Partners LLC. Alameda Partners is a Utah Limited Liability Company which made a capital contribution of $1,000,000, which was paid to the Company, for 10% ownership of the SPV, and will be the managing member. The capital shall be used to implement the strategy of acquiring commercial real estate performing notes and support other related growth initiatives and assets acquisitions for the Company of which is positioning for its up-listing to the NYSE. The Members of Alameda Partners LLC have decades of experiences in the commercial real estate industry as property developers, owners, and managers and currently holds over $50-million in commercial real estate assets. They have been appointed as the Managing Members of the SPV, while ALPC controls and holds 90% ownership. In exchange for its 90% interest in the SPV, the Company is required to contribute 4,015,667 shares of common stock for the purchase of performing notes for the SPV. The special purpose vehicle was organized to acquire the membership interests, develop, own, hold, sell, lease, transfer, exchange, re-lend, manage and operate the underlying assets and conduct activities related thereto the ownership of commercial real estate mortgage notes and REO’s. The initial $1,000,000 was recorded as additional paid in capital on the accompanying consolidated balance sheet. Alameda Partners is entitled to monthly distributions in cash and stock equal to $10,000. For the nine months ended September 30, 2021, the Company has recorded $90,000 of distributions as reductions to non-controlling interest, which has been accrued and included in Distributions Payable on the accompanying consolidated balance sheet as of September 30, 2021. As of September 30, 2021, Alpha Mortgage Notes I, LLC has not completed any transactions.

On June 2, 2020, the Company acquired a 19% membership interest in Legacy Sand Group, LLC (“Legacy”), which owns real property and mining rights comprised of approximately 1,200 acres that encompass an asset of 110 million tons of Tier 1 Northern White Fracking Sand in Wisconsin. As consideration for the acquisition, the Company issued 3,382 shares of 2020 Convertible Preferred Stock, which is convertible into 3,804,750 shares of the Company’s common stock. The Company recorded its interest in Legacy at the estimated fair value of the preferred stock of $33,323,000.

However, despite using its best efforts, pending Legacy Sand commencing operations and generating revenues, the Company was not been able to sufficiently establish the valuation of the Interest and the Series 2020 Preferred Shares to the satisfaction of its independent registered public accounting firm, in order to allow the Interest to be reflected as an asset on the Company’s balance sheet included in its periodic reports filed with the SEC under the Securities Act of 1934, as amended.

Accordingly, on July 29, 2021, the Company and Parsons entered into an Unwinding Agreement (the “Unwinding Agreement”), pursuant to which the joint venture was unwound. Under the Unwinding Agreement, Parsons returned the Series 2020 Preferred Shares to the Company for cancellation and the Company assigned the Interest in Legacy Sand back to Parsons and exchanged mutual releases.

NOTE 2 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $5,454,879 as of September 30, 2021. During the nine months ended September 30, 2021, the Company used $196,090 of cash in operations and incurred a net loss of $259,537. The Company requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements are prepared in accordance with instructions for Form 10-Q, include all adjustments (consisting only of normal recurring accruals) which we considered as necessary for a fair presentation of the results for the periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The results of operations for the three and nine months ended September 30, 2021, are not necessarily indicative of the results to be expected for future periods or the full year.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company, Alpha Mortgage Notes I, LLC, which is controlled by the Company through its 90% ownership interest, and Paris Med CP-LLC (“Paris Med”), variable interest entity for which the Company is deemed to be the primary beneficiary, (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, deferred income tax asset valuations and loss contingences. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. As of September 30, 2021, the Company had no cash equivalents.

Loans Receivable, net and Allowance for Losses

The Company records its investments in loans receivable at the lower of cost or fair value. Costs are the gross loan receivables less unamortized costs of issuance and deferred origination fees. Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan receivable is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company maintains an allowance for loan losses on its investments in real estate loans receivable for estimated credit impairment.  Management’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.  Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans.  Actual losses on loans are recorded first as a reduction to the allowance for loan losses.  Generally, subsequent recoveries of amounts previously charged off are recognized as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property on an individual loan receivable basis.  Management has established an allowance of $250,000 as of September 30, 2021, and December 31, 2020.

Property and Equipment

Property and equipment are stated at cost. Equipment and fixtures will be depreciated using the straight-line method over the estimated asset lives, 5 years.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification (“ASC”) No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Accounting for Uncertainty in Income Taxes

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2021, tax years since 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Revenue Recognition and Investment Income

Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans. Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans. The Company records interest income in accordance with ASC subtopic 835-30 "Imputation of Interest", using the effective interest method. The following is a summary of the components of the Company’s net investment income for the nine months ended September 30, 2021 and 2020:

	2021	2020
Interest Income	$50,139	$33,913
Accretion of Loan Origination Fees	33,441	71,759
Amortization of Loan Issuance Costs	(62,001)	(77,357)
Net Investment Income	$21,579	$28,315

When a loan is placed on non-accrual status, the related interest receivable is charged to bad debt of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company suspends recognizing interest income when it is probable that the Company will be unable to collect all payments according to the contractual terms of the underlying agreements. Management considers all information available in assessing collectability. Collectability is measured on a receivable-by-receivable basis by either the present value of estimated future cash flows discounted at the effective rate, the observable market price for the receivable or the fair value of the collateral if the receivable is collateral dependent. Large groups of smaller balance homogeneous receivables, such as pre-settlement funding transactions, are collectively assessed for collectability. Receivables, including those arising from the sale of loan origination services, is charged off when in the Company's judgment, the receivable or portion of the receivable is considered uncollectible.

Payments received on past due receivables and finance receivables the Company has suspended recognizing interest income on are applied first to principal and then to accrued interest. Interest income on past due receivables and finance receivables, if received, is recorded using the cash basis method of accounting. Additionally, the Company generally does not resume recognition of interest income once it has been suspended.

Variable Interest Entity

The Company holds a 10% interest in Paris Med, of which the remaining 90% interest is held by Omega.  Through September 30, 2021, the Company has provided 100% of the funding to Paris Med, which has provided a construction loan to a third party.  This loan receivable is the sole asset of Paris Med.  The Company determined that Paris Med was a variable interest entity based on various qualitative and quantitative factors including but not limited to: 1) financing of Paris Med’s sole asset was received by the Company, which is disproportionate to the Company’s ownership interest and 2) the Company and Omega, a related party, organized the entity for the purpose of facilitating the Company’s activities.  As of September 30, 2021, the Company is considered the primary beneficiary because it has provided substantially all of its financial support and is the only party at risk.  As of September 30, 2021, Paris Med has total assets of $558,000, consisting solely of advances made pursuant to its third party construction loan agreement, and had no liabilities.  See Note 3.  For the nine months ended September 30, 2021, Paris Med had no activity other than accruing interest on outstanding principal.  The Company will evaluate its investments in Paris Med each reporting period to determine if it is still the primary beneficiary, and if no longer considered the primary beneficiary, deconsolidate Paris Med in the period in which circumstances change or events occur causing a change in its assessment.  The Company has attributed 90% of interest earned on Paris Med’s sole asset to non-controlling interests.

Fair Value

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Net Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the year. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. 166,667 shares underlying convertible preferred stock and 350,000 shares of common stock underlying common stock warrants were excluded from the computation of diluted loss per share for the nine months ended September 30, 2021, because their impact was anti-dilutive. 350,000 shares of common stock underlying common stock warrants were excluded from the computation of diluted loss per share for the nine months ended September 30, 2021 and 2020, because their impact was anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and loans receivable. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2021.

Recently Issued and Adopted Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. The ASU was effective for the Company on January 1, 2021. The adoption of ASU 2016-13 did not have a material impact to the Company’s condensed consolidated financial statements.

NOTE 4 – LOANS RECEIVABLE, NET

Loans Receivable - Related Parties

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. On January 28, 2020, this loan was amended to reduce the loan amount to $657,500. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable. The fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of September 30, 2021 and December 31, 2020, the amount of $477,500 had been advanced on the loan. Origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date. During the nine months ended September 30, 2021 and 2020, the Company recognized $26,571 and $27,135, of the origination fees, which are carried at $102,942 and $129,513 as of September 30, 2021 and December 31, 2020. The Company also incurred loan issuance costs of $420,000, which were recorded as deferred issuance costs to be amortized as a reduction of interest income through the maturity date. During the nine months ended September 30, 2021 and 2020, the Company recognized $62,001 and $77,355, of the deferred issuance costs, which are carried at $77,229 and $139,230 as of September 30, 2021 and December 31, 2020. As of September 30, 2021 and December 31, 2020, the gross loan receivable balance is $657,500.

Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017, the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs. On November 2, 2019, this loan was amended to reduce the loan amount to $250,000. The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes. The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable. The annual fixed interest rate on the loan is 3.5% and all interest receivables are due at maturity. As of September 30, 2021, and December 31, 2020, the gross loan receivable balance is $250,000. The Company has established a full reserve against this loan until such time as the loan is repaid.

The following is a summary of mortgages receivable as of September 30, 2021, and December 31, 2020:

	September 30, 2021	December 31, 2020
Principal Amount Outstanding	$907,500	$907,500
Unamortized Issuance Costs	77,232	101,196
Unaccreted origination fees	(32,773)	(21,307)
Allowance	(250,000)	(250,000)
Net Carrying Value	$701,959	$737,389

Loans Receivable

Paris Med

On May 2, 2018, the Company and Paris Med entered into agreements, pursuant to which Paris Med agreed to provide project financing in the amount of $158,216,541, to an unrelated third party consisting of three notes as follows:

1)	Construction financing in the amount of $90,204,328, maturing in 10 years, including the construction period, and accruing interest at an annual rate of 5.5% during the construction period, and 4.5% upon conversion to a permanent loan. As of September 30, 2021, Paris Med has made $558,000 of advances pursuant to the construction loan. The Company received loan origination fees, in the amount of $92,400, which is presented net of the underlying loan advances on the accompanying consolidated balance sheets and amortized into income over the terms of the underlying loans. During the nine months ended September 30, 2021 and 2020, the Company amortized $6,870 and $6,870, of the discount and, as of September 30, 2021 and December 31, 2020, the loan is carried at $493,794 and $486,924, net of unamortized discount of $66,496 and 71,076.

2)	Equipment financing note in the amount of $24,715,986, payable monthly, accruing interest at an annual rate of 5.75%, and having terms approximating the lives of the underlying equipment. As of September 30, 2021, no amounts have been advanced pursuant to the equipment financing note.

3)	Operations financing, business line of credit in the amount of $23,932,625, accruing interest at an annual rate of 5.75%, maturing in 10 years. As of September 30, 2021, no amounts have been advanced pursuant to the line of credit.

4)	The notes are secured by the assignment of leases and fixed assets related to the project.

The following is a summary of loans receivable as of September 30, 2021, and December 31, 2020:

	September 30, 2021	December 31, 2020
Principal Amount Outstanding	$558,000	$558,000
Unaccreted Discounts	(64,206)	(68,786)
Net Carrying Value	$493,794	$486,924

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Alpha Mortgage Notes, LLC

In exchange for its 90% interest in the Alpha Mortgage Notes, LLC, ("SPV") the Company is required to contribute 4,015,667 shares of common stock to be used by the SPV for the purchase of performing notes for the SPV. The SPV is required to make monthly distributions to its 10% member of $10,000 up until the time a purchase of the performing notes are made, and upon the acquisition of the six mortgages specified in the SPV's operating agreement, monthly payments of $150,000 per month from gross interest income received for 30 months; and 20% of any other future note purchases. The 10% partner will also receive an amount equal to 1% of the principal amounts received on each loan. For the nine months ended September 30, 2021, the Company accrued $90,000 of distributions. As of September 30, 2021, $310,000 of minimum distributions are owed to the 10% partner.

Litigation

The Company is not presently involved in any litigation.

Advisory Agreement

In June 2019, the Company entered into an advisory agreement, pursuant to which it agreed to compensate a third-party advisor a percentage of future capital raises facilitated by the advisor. Compensation includes non-refundable cash, cash compensation based on a percentage of capital raised. The advisor may elect to receive certain percentage-based fees in the form of equity. Upon the closing of a transaction, the advisor will receive five-year warrants to purchase a number of shares of common stock equal to 8% of the number of shares issue in the transaction at a strike price of the transaction value as defined the agreement. As of the date of this report, no amounts have been earned and no equity instruments have been issued as transaction-based fees pursuant to this agreement.

NOTE 6 – RELATED PARTY TRANSACTIONS

Loans receivable

The Company has extended lines of credit and loans to related parties. See Note 4.

Management Fee

The Company pays its parent company, Omega Commercial Finance Corp (“Omega”) management fees pursuant to a corporate governance management agreement executed on June 1, 2017. Omega is to provide services related to facilitating the introduction of potential investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year. The agreement remains in effect until cancelled by Omega. During each of the nine months ended September 30, 2021 and 2020, the company accrued management fees of $112,500. Total management fees of $262,500 and $150,000 remain unpaid as of September 30, 2021 and December 31, 2020.

Note Payable

On October 14, 2020, the Company issue a promissory note in the amount of $175,000 to Partners South, Holdings, LLC. The note bears interest at an annual rate of 10% and matured on December 15, 2020. As of September 30, 2021, the note is in default and due on demand.

NOTE 7 – STOCKHOLDERS’ EQUITY

Incentive Plan

The Company’s Incentive Plan provides for equity incentives to be granted to its employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The Incentive Plan is administered by the board of directors. 5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. As of September 30, 2021, there are 1,375,000 shares available for issuance under the plan and no options outstanding. There was no adjustment to the number of shares covered by the Incentive Plan during the nine months ended June 30, 2021.

Temporary Equity

On November 27, 2017, 16,667 shares of Series 2018 Convertible Preferred stock were issued at a value of $15.00 per share to one entity in exchange for cash of $250,000.  The shares have 350,000 warrants attached, each warrant entitling the holder to one additional share with an exercise date of up to 5 years from the issuance date of the shares. The preferred stock is mandatorily redeemable 10 years after issuance.  The Company allocated $236,897 the proceeds from the sale of the preferred stock to the warrants, which was recorded as a discount against the preferred stock and is to be amortized as a deemed dividend through the 10-year redemption date.  The balance of the preferred stock reflected in temporary equity as of September 30, 2021 and December 31, 2020, was $404,488 and $386,722, net of unamortized discounts of $146,091 and $163,857.

During the year ended December 31, 2018, the Company issued 20,000 shares of Series 2018 Convertible Preferred Stock, to its chief executive officer as compensation for services provided. These shares are carried at $300,000 as of September 30, 2021 and December 31, 2020.

Preferred Stock

In November 2017, the Company’s board of directors designated 100,000 authorized shares of Series A Convertible Preferred Stock (“Series A”). Each share of Series A has a par value of $15.00 and has no voting or dividend rights. Upon liquidation, dissolution or wining up, the holders of Series A shares are entitled to be paid out of the assets of the Company, if any, rateably with the common stockholders. Each share of Series A is convertible within one year of issuance into two shares of common stock of the Company. At any time after 180 days of issuance, the Company has the right, but not the obligation, to redeem all, but not less than all, of the outstanding Series A shares by paying cash, common stock, or a combination of an amount equal to the par value of the Series A shares. On the one-year anniversary of issuance, the Company has an obligation to redeem the Series A shares for an amount equal to the par value of the Series A shares. There are 1,167 shares of Series A Convertible Preferred Stock outstanding as of September 30, 2021 and December 31, 2020.

On February 25, 2021, Omega Commercial Finance Corp agreed to exchange 31,070,000 shares of the Company’s common stock for 100,000 shares of a newly designated Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”). Each share of Series AA Preferred Stock is convertible into and has rights and preferences on equal to ten shares of common stock. The Company determined that the fair value of the Series AA Preferred Stock exceeded the fair value of the common stock surrendered and therefore recorded the exchange as a capital contribution with no recognition of any gain or income.

Capital Contributions

During the nine months ended September 30, 2021, Omega Commercial Finance Corp made a cash contribution to the company of $191,211.

Common Stock Warrants

As of September 30, 2021, there are warrants outstanding to purchase 520,000 shares for an exercise price of $15.00 over five years, of which warrants to acquire 350,000 shares expire on September 19, 2022 and warrants to acquire 170,000 shares expire on December 14, 2022.

ALPHA INVESTMENT INC.

2,000,000 Shares

Common Stock

PROSPECTUS

Boustead Securities

              , 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$1,131
Nasdaq Listing Fees	$75,000
Transfer Agent Fees	$15,000
Accounting Fees and Expenses	$75,000
Legal Fees and Expenses	$125,000
Miscellaneous Fees and Expenses	$8,869
Total	$300,000

All amounts are estimates other than the SEC’s registration fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides for indemnification of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”)

Section 145 of the DGCL provides that the Company may indemnify any officer or director who was made a party to a suit because of his or her position, including derivative suits, if he was acting in good faith and in a manner he or she reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his or her duty to the Company. If the director or officer is successful in his or her suit, he or she is entitled to indemnification for expenses, including attorneys' fees.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past two years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

(a)	On June 30, 2020, the Company issued 3,382 shares of its Series 2020 Preferred Stock to a single investor in exchange for a 19% limited liability company membership interest in Legacy Sand Group, LLC. Such shares were subsequently returned to the Company for cancellation in July 2021 in connection with the unwinding of the transaction.

All of the foregoing securities were issued in accordance with the exemption from registration afforded by Section 4(a) (2) of and Regulation D promulgated under the Securities Act, as amended, as the persons receiving such shares having provided the Company with appropriate representations as to their investment intent and their status as “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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ITEM 16.  EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement with Boustead Securities, LLC(2)
3.1	Certificate of Incorporation, as amended (1)
3.2	Certificate of Designation of Series A Convertible Preferred Stock(2)
3.3	Certificate of Designation of Series 2018 Convertible Preferred Stock(2)
3.4	Certificate of Designation of Series 2020 Convertible Preferred Stock(2)
3.5	Form of Amended and Restated Certificate of Designation of Series 2020 Convertible Preferred Stock(2)
3.6	Form of Certificate of Designation of Series AA Convertible Preferred Stock(2)
3.7	By-Laws (1)
5.1	Opinion of Gutiérrez Bergman Boulris, PLLC (4)
10.1	2017 Incentive Stock Plan (5) *
10.2	Subscription Agreement with Dr. Assia Benhacene (6)
10.3	Subscription Agreement with Hoosier Real Estate Investors, LLC (7)
10.4	Loan Agreement with Partners South Holdings, LLC (5)
10.5	Loan Agreement with Partners South Properties Corporation (5)
10.6	Code of Ethics (5)
10.7	Subscription Agreement with Inn Properties, LLC (5)
10.8	Corporate Governance Management Agreement with Omega Commercial Finance Corporation (5)
10.9	Purchase Agreement with Parsons Energy Group LLC(8)
10.10	First Amendment to Purchase Agreement with Parsons Energy Group LLC(8)
23.1	Consent of Ciro E. Adams, CPA, LLC(3)
23.2	Consent of Assurance Dimensions(3)
23.3	Consent of Gutiérrez Bergman Boulris, PLLC (Included in Exhibit 5.1) (4)
23.4	Consent of Director Nominee Richard Bennion(4)
23.5	Consent of Director Nominee Mark Feanny, M.D.(4)
23.6	Consent of Director Nominee James William Proctor(4)
23.7	Consent of Chief Financial Officer Nominee James McCubbin(4)
24	Power of Attorney (included in signature page to this registration statement)

(1)	Filed as exhibit to registrant’s Registration Statement on Form S-1 (File No. 333-198772) and incorporated herein by reference, as amended by an amendment thereto, filed as an exhibit to registrant’s Current Report on Form 8-K dated April 19, 2017 and incorporated herein by reference.

(2)	Previously filed.

(3)	Filed herewith.

(4)	To be filed by amendment.

(5)	Filed as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-221183) and incorporated herein by reference.

(6)	Filed as an exhibit to the registrant’s Current Report on Form 8-K dated September 5, 2017 and incorporated herein by reference.

(7)	Filed as an exhibit to the registrant’s Current Report on Form 8-K dated September 25, 2017 and incorporated herein by reference.

*       Management compensation plan or arrangement.

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)       to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)       to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

4.       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)       Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)       The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)       Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness,  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Columbus Ohio on December 20, 2021.

ALPHA INVESTMENT INC.

By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd C. Buxton as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Todd C. Buxton	Chief Executive Officer, Vice Chairman and Director	December 20, 2021
Todd C. Buxton	(Principal Executive, Financial and Accounting Officer)